UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Trecora Resources

(Name of the Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2022 PROXY STATEMENT

AND

NOTICE OF 2022 ANNUAL

MEETING OF STOCKHOLDERS

[            ], [        ], 2022

[            ] a.m., Central Time

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – DATED MAY 9, 2022

Trecora Resources 2022 Stockholder Letter

[                ], 2022

To Our Stockholders:

On behalf of the Board of Directors (the “Board”), I cordially invite you to attend the Trecora Resources 2022 Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting”) on [                ], 2022, at [            ] a.m., Central Time.

For the continued health and safety of our stockholders, directors, employees and other participants, the Annual Meeting will be a virtual meeting. Stockholders will be able to listen, vote, and submit questions during the Annual Meeting from any remote location that has Internet connectivity by registering to attend in advance of the meeting at least 24 hours prior to the Annual Meeting start time at www.cesonlineservices.com/trec22_vm.

Stockholders of record of the Company at the close of business on [                ], 2022 are entitled to notice of, and to vote at, the Annual Meeting. The accompanying Notice of 2022 Annual Meeting of Stockholders and Proxy Statement describe the business to be conducted at the Annual Meeting. Also included are a BLUE proxy card and postage-paid return envelope. BLUE proxy cards are being solicited on behalf of your Board. The Proxy Statement, accompanying BLUE proxy card, and the Annual Report on Form 10-K for the year ended December 31, 2021, were first sent or given to our stockholders on or about [                ], 2022.

Your vote is especially important at this year’s Annual Meeting. As you may have seen, an investment firm and stockholder, Ortelius Advisors, L.P. (collectively with its affiliates, “Ortelius”), has nominated three candidates (the “Ortelius Nominees”) for election as directors at the Annual Meeting. As a result, you may receive solicitation materials, including a white proxy card, from Ortelius seeking your proxy to vote for the Ortelius’ Nominees.

Your Board does not endorse any of the Ortelius Nominees and unanimously recommends that you vote “FOR ALL” of the Board’s nominees to be elected, and vote in accordance with the Board’s recommendations on each other proposal before the Annual Meeting on the BLUE proxy card. Your Board strongly urges you to discard and NOT sign or return any white proxy card sent to you by Ortelius. If you have already submitted a white proxy card, you can revoke that proxy and vote for your Board’s nominees and on the other matters to be voted on at the Annual Meeting by completing, signing and dating the enclosed BLUE proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet or telephone by following the instructions on your BLUE proxy card or BLUE voting instruction form. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying Proxy Statement.

Your vote is extremely important no matter how many shares you own. Whether or not you expect to attend the Annual Meeting, please vote and submit your proxy over the Internet, by telephone or by mail.

Thank you for being a stockholder of Trecora. We look forward to continuing the Board’s focus on delivering long-term stockholder value, and we appreciate your continued partnership and support.

Sincerely,

Karen A. Twitchell

Chair of the Board of Directors

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Date:	[ ], [ ], 2022.

Time:	[ ] a.m., Central Time

Where:

Due to the continuing risks and uncertainty posed by the COVID-19 pandemic, the Trecora Resources (the “Company”) 2022 Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting”) will be held in a virtual format only to provide a safe experience for our stockholders, directors, employees and other participants. Our virtual meeting will be structured in a manner intended to provide our stockholders with a participation experience similar to an in-person meeting.

Stockholders will be able to listen, vote, and submit questions during the Annual Meeting from any remote location that has Internet connectivity by registering to attend in advance of the meeting at least 24 hours prior to the Annual Meeting start time at www.cesonlineservices.com/trec22_vm.

Record Date:	Only stockholders of record of our common stock at the close of business on [ ], 2022 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Purpose:

 The election of six directors, each to serve until the 2023 annual meeting of stockholders or, in each case, until his or her successor shall have been duly elected and qualified.

 Ratification of the appointment of BKM Sowan Horan, LLP as our independent registered public accounting firm for the 2022 fiscal year.

 Advisory vote to approve the compensation of our named executive officers.

 Transact such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.

How to Vote:	All stockholders are cordially invited to virtually attend the Annual Meeting. Whether you plan to virtually attend the Annual Meeting or not, it is important that your shares be represented at the Annual Meeting, regardless of the number of shares you may hold. Even though you may plan to attend the Annual Meeting virtually, please promptly vote using one of the following methods:

Vote Right Away Through Advance Voting Methods			Voting During the Meeting

Vote by Internet Go to the website identified on the enclosed BLUE proxy card or voting instruction form in hand.	Vote by Phone Call the number on the enclosed BLUE proxy card or voting instruction form in hand.	Vote by Mail Sign, date and return the enclosed BLUE proxy card or voting instruction form in the accompanying postage-paid pre-addressed envelope.	Vote During the Meeting See the instructions below regarding how to vote at the Annual Meeting.

If your shares of common stock are held in a brokerage account or by a bank, trustee or other nominee (i.e., your shares are held in “street name”), you will receive a BLUE voting instruction form from that nominee. You must provide voting instructions by completing the BLUE voting instruction form and returning it to your broker, bank, trustee or other nominee for your shares to be voted. We recommend that you instruct your broker, bank, trustee or other nominee to vote your shares on the enclosed BLUE voting instruction form. The proxy is revocable and will not affect your right to vote in person if you attend the Annual Meeting.

Additional details regarding the Annual Meeting, the business to be conducted, and information about the Company that you should consider when you vote your shares are described in our Proxy Statement.

Your vote is especially important at this year’s Annual Meeting. As you may have seen, an investment firm and stockholder, Ortelius Advisors, L.P. (collectively with its affiliates, “Ortelius”), has nominated three candidates (the “Ortelius Nominees”) for election as directors at the Annual Meeting. You may receive solicitation materials from Ortelius, including proxy statements and white proxy cards. The Company recommends that you disregard them. The Company is not responsible for the accuracy or completeness of any information provided by or relating to Ortelius or the Ortelius Nominees contained in solicitation materials filed or disseminated by or on behalf of Ortelius or any other statements Ortelius may make.

Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible so that your voice is heard. Your Board of Directors (the “Board”) does not endorse any of the Ortelius Nominees and unanimously recommends that you vote “FOR ALL” of the Board’s nominees to be elected and vote in accordance with the Board’s recommendations on each other proposal before the Annual Meeting on the BLUE proxy card.

Your Board urges you to sign, date and return only the enclosed BLUE proxy card. Your Board strongly urges you to discard and NOT sign or return any white proxy card sent to you by Ortelius. If you have already submitted a white proxy card, you can revoke that proxy and vote for your Board’s nominees and on the other matters to be voted on at the Annual Meeting by completing, signing and dating the enclosed BLUE proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet or telephone by following the instructions on your BLUE proxy card or BLUE voting instruction form. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement. We encourage you to vote only on the BLUE proxy card.

The Board’s nominees for election as directors of the Company are listed in the accompanying Proxy Statement and BLUE proxy card. The accompanying Proxy Statement also provides detailed information about the matters to be considered at the Annual Meeting. This Notice, the Annual Report on Form 10-K for the year ended December 31, 2021 and the attached Proxy Statement and form of BLUE proxy card are first being sent on or about [                ], 2022 to stockholders as of the Record Date. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY. ACCORDINGLY, AFTER READING THE ACCOMPANYING PROXY STATEMENT, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED BLUE PROXY CARD AND PROMPTLY SUBMIT YOUR PROXY BY INTERNET OR TELEPHONE AS DESCRIBED ON THE BLUE PROXY CARD. PLEASE NOTE THAT EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, WE RECOMMEND THAT YOU VOTE USING THE ENCLOSED BLUE PROXY CARD PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. EVEN IF YOU VOTE YOUR SHARES PRIOR TO THE ANNUAL MEETING, IF YOU ARE A RECORD HOLDER OF SHARES, OR A BENEFICIAL HOLDER WHO OBTAINS A LEGAL PROXY FROM YOUR BROKER, BANK, TRUSTEE, OR OTHER NOMINEE, YOU STILL MAY ATTEND THE VIRTUAL ANNUAL MEETING AND VOTE YOUR SHARES AT THE ANNUAL MEETING.

Regardless of the number of shares of common stock of the Company that you own, your vote will be important. Thank you for your continued support, interest and investment in Trecora Resources.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali LLC, at (800) 662-5200; banks and brokers can call collect at (203) 658-9400.

By order of the Board of Directors:	Michael W. Silberman General Counsel and Corporate Secretary [ ], 2022

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – DATED MAY 9, 2022

1650 Highway 6 South, Suite 190

Sugar Land, TX 77478

(281) 980-5522

2022 PROXY STATEMENT

We are providing this Proxy Statement (this “Proxy Statement”) in connection with the solicitation by the Board of Directors (the “Board”) of Trecora Resources, a Delaware corporation (the “Company,” “Trecora,” “we,” “us” and “our”), of proxies to be voted at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) and at any reconvened or rescheduled meeting following any adjournment or postponement. The Annual Meeting will be held on [    ], [                ], 2022 at [            ] a.m., Central Time in a virtual-only meeting format. Stockholders will be able to listen, vote, and submit questions during the Annual Meeting from any remote location that has Internet connectivity by registering to attend in advance of the meeting at least 24 hours prior to the Annual Meeting start time at www.cesonlineservices.com/trec22_vm.

This Proxy Statement contains important information for you to consider when deciding how to vote. Please read this information carefully.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON [                 ], 2022

This Proxy Statement and BLUE proxy card are furnished in connection with the solicitation of proxies to be voted at the Annual Meeting, which will be held virtually on [                ], 2022, at [            ] a.m., Central Time in a virtual-only meeting format.

This Proxy Statement and the accompanying BLUE proxy card are available, free of charge, at www.proxyvoting.com/TREC. Information on this website, other than this Proxy Statement, is not a part of this Proxy Statement. We intend to begin mailing these proxy materials on or about [                ], 2022 to all stockholders of record entitled to vote at the Annual Meeting.

Please sign, date and promptly return the enclosed BLUE proxy card in the envelope provided, or grant a proxy and give voting instructions by Internet, so that you may be represented at the Annual Meeting. Instructions are on your BLUE proxy card or on the BLUE voting instruction form provided by your bank, broker, trust or other nominee.

The Securities and Exchange Commission’s (“SEC”) e-proxy rules require companies to post their proxy materials on the Internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to stockholders. For this Proxy Statement, we have chosen to follow the SEC’s “full set” delivery option and therefore, although we are posting a full set of our proxy materials (this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”)) online, we are also mailing a full set of our proxy materials to our stockholders. The Proxy Statement and our 2021 Form 10-K are also available at ir.trecora.com.

PROXY STATEMENT HIGHLIGHTS

This summary highlights information regarding our financial and operational performance, compensation program and governance for the fiscal year ended December 31, 2021. This summary does not contain all of the information you should consider before voting. Please read the entire Proxy Statement before voting. We refer to our website throughout this Proxy Statement; however, no information on our website or any other website is incorporated by reference into or otherwise made a part of this Proxy Statement.

ANNUAL MEETING INFORMATION

Date and Time [ ] a.m., Central Time [ ], 2022	Record Date [ ], 2022	Where Virtually online at www.cesonlineservices.com/trec22_vm

MEETING AGENDA AND RECOMMENDATION OF THE BOARD

Agenda Item	Board Recommendation	Page Number

Proposal 1 Election of Six Directors	“FOR ALL” Trecora director nominees	16

Proposal 2 Ratification of BKM Sowan Horan, LLP as the Independent Registered Public Accounting Firm for 2022	“FOR”	31

Proposal 3 Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (“NEOs”)	“FOR”	34

  2021 FINANCIAL PERFORMANCE AND BUSINESS ACHIEVEMENTS

2021 was a turning point for the Company, and we achieved progress against many of our key initiatives and delivered growth in several key metrics we use to measure performance, including:

•

Full year revenue of $272.7 million, an increase of 30.7% compared with the prior year, driven by price and volume increases in the Specialty Petrochemicals segment while Specialty Wax segment revenue growth benefitted from higher selling prices.

•	Net income from continuing operations of $5.0 million.

•	Adjusted EBITDA(1) from continuing operations of $21.6 million.

•	Successfully converted five growth projects into new custom processing commitments with our customers.

•	Invested in the expansion of our truck fleet for delivery to our prime products customers and maintained high customer service levels despite a challenging supply chain.

•	Further simplified and streamlined our corporate structure through the sale of all remaining mining assets owned at Pioche Ely Valley Mines, Inc. (“PEVM”).

(1) Adjusted EBITDA from continuing operations is a non-GAAP financial measure. See Appendix B—Reconciliation of Non-GAAP Measures for a description of this non-GAAP measure and reconciliation to the most directly comparable GAAP financial measure.

  GOVERNANCE HIGHLIGHTS

We have a highly experienced Board that brings a range of relevant skills and qualifications to the Company. Key highlights of the composition of your Board’s nominees to continue as directors include:

Board Independence		Board Diversity

83%	5 of 6 nominated directors are independent	50%	3 of 6 nominated directors are women

Board Refreshment		Average Tenure (in years)

50%	3 of 6 nominated directors have been added since 2017	5 1⁄2	Average director tenure of our nominated directors

In addition, our governance “best practices” include the following:

Independent Committees	• All of our committees are composed solely of independent directors
Board Leadership Evaluation and Succession Planning	• The Board annually evaluates the CEO’s performance • The Board annually conducts a rigorous review and assessment of the succession planning process for the CEO and other executive officers
Majority Vote Standard

•  In an uncontested election, directors are elected by a majority of votes cast

•  Any director who does not receive a majority of votes cast must tender his or her resignation. Within 90 days of such resignation, the Board will either (a) accept the resignation of such director or (b) by unanimous vote of the Board, decline to accept such resignation

Simple Majority Required to Amend Bylaws

•  Our Amended and Restated Bylaws (as may be amended from time to time, the “Bylaws”) may be amended by stockholders beneficially owning at least a majority of the Company’s common stock, par value $0.10 per share (the “common stock”)

Stockholders Can Call Special Meetings	• Stockholders beneficially owning at least a majority of the common stock may call special meetings
Board & Committee Evaluations	• The Board and each of our committees conduct detailed annual self-evaluations
Limits on Outside Board Service

•  Outside directors are limited in their ability to serve on other public company boards, and must seek pre-approval from the Nominating and Governance Committee

•  Currently, our CEO does not serve on any other public company boards

Anti-Hedging/Pledging Policy

•  Our Policy on Insider Trading prohibits our directors and executive officers from entering into pledging, hedging or monetization transactions designed to limit the financial risk of ownership of the Company’s securities

•  None of our directors or executive officers have any pledged common stock

Executive Sessions

•  The Board and Board committees meet regularly in executive session

•  In 2021, the non-employee directors met in executive session at each of the Board’s four quarterly meetings, as well as four additional Board meetings

•  Our independent directors also met in an executive session on ten occasions in 2021

  COMPENSATION HIGHLIGHTS

Below is a summary of executive compensation highlights for our 2021 program:

•

Pay-for-Performance Philosophy and Variable Compensation: Our compensation program is designed to align with performance improvement (focused on both growth and productivity) that, in turn, drives financial performance and creates value for our stockholders. Accordingly, a significant portion of our executives’ compensation is subject to forfeiture and/or is linked to our performance or stock price with metrics that are aligned with our strategy.

•

Annual Cash Incentive Plan Linked to Financial Performance and Sustainability Targets: An annual cash incentive plan consisting of cash bonuses tied to our financial results provides a strong link between pay and performance. In 2021, our annual cash incentive plan incorporated metrics that support our environmental, health and safety (“EHS”) efforts, as well as incentivize cost control at our company.

•

Long-Term Incentive Plan Grants Included Performance-Based RSUs: Our long-term incentive (“LTI”) equity plan consists of 50% performance-based restricted stock units (“RSUs”) and 50% time-based RSUs to both retain and incentivize our executives.

•

Competitive Pay Practices: Our long-term success depends on our people. We strive to ensure that our employees’ contributions and performance are recognized and rewarded through a competitive compensation program. We target an executive compensation package that is competitive against the market in which we compete for talent.

•

Compensation Risk Assessment: We conduct an annual risk assessment to ensure that the structure and design of our executive compensation program is not likely to result in excessive-risk taking that could have an adverse effect on the Company.

•

Independent Compensation Consultant: Our independent compensation consultant, Pearl Meyer, reports directly to the Compensation Committee, providing guidance and data on benchmarking, best practices and other matters to support our compensation plan design and development.

Compensation Best Practices:

What We Do	What We Don’t Do

 Pay for Performance: 72% of our CEO’s target annual compensation and 53% of target annual compensation for our other NEOs is variable. This ensures that the interests of our executives are aligned with those of our stockholders.

  Tax Gross-up Provisions for a Change-in-Control: We do not provide gross-up payments for excise and other taxes that could become payable as a result of payments made in connection with a change in control.

 Comprehensive Clawback Policy: We have adopted an incentive compensation recoupment policy that would enable us to recover certain compensation and awards paid to our executives in certain circumstances involving a restatement of financial results.

  Excessive Perquisites: We provide benefits that we believe are standard in the industry to all employees. We offer only limited perquisites that serve a reasonable business purpose, and we do not view perquisites as a significant element of our compensation structure.

 Stock Ownership Guidelines: We have stock ownership guidelines that require stock ownership by our executive officers (four times base salary for our CEO and two times base salary for other NEOs) to ensure alignment.

Pledging or Hedging: Our Policy on Insider Trading prohibits employee hedging or pledging of Company securities.

Formulaic Framework: Incentive compensation is based primarily on the Company’s financial results relative to pre-established performance targets.

  Repricing of Option Awards: Under our Stock Incentive Plan (as defined herein), the exercise price of an option may not be decreased, nor may an option be exchanged for one with a lower price, unless approved by stockholders.

 Balanced Performance Metrics: Our incentive compensation plans incorporate a variety of financial and other metrics to ensure that no single factor can inappropriately impact compensation and that the executive team remains focused on the various metrics that are important to the successful execution of our strategy.

  Single-Trigger Accelerated Vesting: All equity awards granted since 2020 provide that a corporate change will not trigger vesting of the related award unless it is followed by the termination of the NEO consistent with our other change in control severance arrangements (i.e., double trigger vesting).

 Rigorous Goal Setting: Incentive compensation targets are intended to be challenging but achievable, considering both absolute performance metrics aligned with our strategic priorities and relative performance against our defined peers.

Evergreen Features: Our Stock Incentive Plan does not allow for automatic replenishment of the share reserve.

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND ANNUAL MEETING

  WHY DID I RECEIVE THESE PROXY MATERIALS?

You are receiving this Proxy Statement and the accompanying proxy materials because you were a stockholder of record of common stock at the close of business on [                ], 2022 (the “Record Date”) and you otherwise are entitled to notice of, and to vote at, the Annual Meeting. Your Board is delivering this Proxy Statement and the accompanying proxy materials, including a BLUE proxy card, to you in connection with the solicitation of proxies by and on behalf of the Board, for use at the Annual Meeting, which will take place on [                ], 2022, and at any adjournments and postponements thereof. This Proxy Statement is intended to assist you in making an informed vote on the proposals described in this Proxy Statement. This Proxy Statement and the accompanying proxy materials are first being mailed on or about [                ], 2022 in connection with the solicitation of proxies on behalf of your Board. Copies of these proxy materials are also available, free of charge, at www.proxyvoting.com/TREC.

YOUR BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR ALL” OF THE BOARD’S NOMINEES ON PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3 USING THE ENCLOSED BLUE PROXY CARD OR VOTING INSTRUCTION FORM.

THE BOARD URGES YOU NOT TO SIGN, RETURN OR VOTE ANY PROXY CARD SENT TO YOU, OTHER THAN THE BLUE PROXY CARD, EVEN AS A PROTEST VOTE, AS ONLY YOUR LATEST DATED PROXY CARD WILL BE COUNTED.

  IS MY VOTE IMPORTANT?

Your vote will be particularly important at the Annual Meeting. As you may have seen, an investment firm and stockholder, Ortelius Advisors, L.P. (collectively with its affiliates, “Ortelius”), has nominated three candidates (the “Ortelius Nominees”) for election as directors at the Annual Meeting.

You may receive proxy solicitation materials from Ortelius, including proxy statements and proxy cards. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by or relating to Ortelius or the Ortelius Nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Ortelius or any other statements that Ortelius or its representatives have made or may otherwise make.

  WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE ANNUAL MEETING?

The items of business scheduled to be voted on at the Annual Meeting are:

Proposal 1:	The election of six directors, each to serve until the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) or, in each case, until his or her successor shall have been duly elected and qualified.

Proposal 2:	Ratification of the appointment of BKM Sowan Horan, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2022 (the “2022 Fiscal Year”).

Proposal 3:	Advisory vote to approve the compensation of our NEOs.

Other Proposals:	Transact such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.

HAVE OTHER CANDIDATES BEEN NOMINATED FOR ELECTION AT THE ANNUAL MEETING IN OPPOSITION TO THE BOARD’S NOMINEES?

Ortelius has nominated three candidates for election as directors at the Annual Meeting. Your Board does not endorse any of the Ortelius Nominees and unanimously recommends that you vote “FOR ALL” of the Board’s nominees to be elected and vote in accordance with the Board’s recommendations on each other proposal before the Annual Meeting on the BLUE proxy card. Your Board strongly urges you to discard and NOT sign or return any white proxy card sent to you by Ortelius.

HOW DOES THE BOARD RECOMMEND I VOTE ON THESE PROPOSALS?

Your Board unanimously recommends that you vote your shares on your BLUE proxy card as follows:

Proposal 1:	FOR ALL of the Board’s nominees for election to the Board to serve until the 2023 Annual Meeting or, in each case, until his or her successor shall have been duly elected and qualified.

Proposal 2:	FOR the ratification of the appointment of BKM Sowan Horan, LLP as our independent registered public accounting firm for the 2022 Fiscal Year.

Proposal 3:	FOR advisory approval of the compensation of our NEOs.

YOUR BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR ALL” OF THE BOARD’S NOMINEES ON PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3 USING THE ENCLOSED BLUE PROXY CARD OR VOTING INSTRUCTION FORM.

Your Board strongly urges you to discard and NOT sign or return any white proxy card sent to you by Ortelius.

Your Board urges you to sign, date and return only the enclosed BLUE proxy card. If you have previously signed any proxy card sent to you by Ortelius in respect of the Annual Meeting, you can revoke it by signing, dating and returning the enclosed BLUE proxy card or by following the instructions provided in the BLUE proxy card for submitting a proxy to vote your shares over the Internet or by telephone or voting in person at the virtual Annual Meeting. Completing, signing, dating and returning any proxy card that Ortelius may send to you, even with instructions to vote “withhold” with respect to the Ortelius Nominees, will cancel any proxy you may have previously submitted to have your shares voted for the Board’s nominees, as only your latest proxy card or voting instruction form will be counted. Beneficial owners who own their shares in “street name” should follow the voting instructions provided by their bank, broker, trustee or other nominee to ensure that their shares are represented and voted at the Annual Meeting, or to revoke prior voting instructions.

WHO MAY VOTE AT THE ANNUAL MEETING?

Stockholders of the Company at the close of business on the Record Date are entitled to vote on all items being voted on at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were [            ] shares of common stock outstanding. Each share of common stock is entitled to one vote.

WHO CAN ATTEND THE ANNUAL MEETING?

The Company will hold the Annual Meeting in a virtual meeting format only, and stockholders will not be able to attend the Annual Meeting in person. Stockholders may participate online by pre-registering for the virtual meeting at www.cesonlineservices.com/trec22_vm. All stockholders participating online will be in listen-only mode but will have an opportunity to submit questions and vote.

To attend the Annual Meeting, you will need to pre-register by [        ] a.m., Central Time, on [                    ], [        ], 2022. To pre-register for the Annual Meeting, please follow the instructions described below.

Registered Stockholders

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, the stockholder of record (or a “Registered stockholder”). For Registered stockholders, the control number can be found on the BLUE proxy card you received. To pre-register to participate in the Annual Meeting remotely, visit the website www.cesonlineservices.com/trec22_vm.

Please have your BLUE proxy card containing your control number available and follow the instructions to complete your registration request. After registering, you will receive a confirmation email with a link and instructions for accessing the Annual Meeting. Please verify that you have received the confirmation email in advance of the Annual Meeting, including the possibility that it may be in your spam or junk folder. Requests to register to participate in the Annual Meeting must be received no later than [        ] a.m., Central Time, on [                    ], [        ], 2022. You must pre-register to vote and/or submit a comment or question during the Annual Meeting.

Beneficial Stockholders

For stockholders who hold their shares through an intermediary, such as a brokerage firm or bank (a “Beneficial stockholder”), the control number can be found on the BLUE voting instruction form, or other instructions you receive from your bank, brokerage firm, or other intermediary. To pre-register to participate in the Annual Meeting remotely, visit the website www.cesonlineservices.com/trec22_vm.

Please have your BLUE voting instruction form containing your control number available and follow the instructions to complete your registration request. After registering, you will receive a confirmation email with a link and instructions for accessing the Annual Meeting. Please verify that you have received the confirmation email in advance of the Annual Meeting, including the possibility that it may be in your spam or junk folder. Requests to register to participate in the Annual Meeting remotely must be received no later than [        ] a.m., Central Time, on [                    ], [        ], 2022. You must pre-register to vote and/or submit a comment or question during the Annual Meeting.

We encourage you to vote in advance of the Annual Meeting. If you intend to vote during the Annual Meeting, you must obtain a legal proxy from your brokerage firm or bank. Most brokerage firms or banks allow stockholders to obtain a legal proxy either online or by mail. Follow the instructions provided by the brokerage firm or bank. If you have requested a legal proxy online, and you have not received an email with your legal proxy within two business days of your request, you should contact your brokerage firm or bank. If you have requested a legal proxy by mail, and you have not received it within five business days of your request, you should contact your brokerage firm or bank.

WHAT SHARES ARE INCLUDED ON THE ENCLOSED BLUE PROXY CARD?

If you are a Registered stockholder of the Company as of the Record Date, the enclosed BLUE proxy card represents all shares of common stock that are registered in your name.

If your shares are held through a broker, bank or other nominee, your broker, bank or other nominee has enclosed a BLUE voting instruction form for you to use to direct it how to vote the shares held by such broker, bank or other nominee. Please return your completed BLUE voting instruction form to your broker, bank or other nominee. If your broker, bank or other nominee permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well.

If you hold shares in the Texas Oil and Chemical Co. II, Inc. 401(K) Plan, the trustee for such plan will separately send you proxy materials together with a voting instruction form for you to use to direct it how to vote and may also provide the opportunity for you to vote by telephone or by Internet.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE BLUE PROXY CARD ON OR ABOUT THE SAME TIME?

It generally means that you hold shares registered in more than one account. In order to vote all of your shares, please sign, date and return each BLUE proxy card or voting instruction form in the postage-paid envelope provided or, if you vote via the Internet or telephone, please be sure to vote using each BLUE proxy card or voting instruction form you receive.

If Ortelius proceeds with its previously announced alternative director nominations, we will likely conduct multiple mailings prior to the Annual Meeting so that stockholders have our latest proxy information and materials to vote. We will send you a new BLUE proxy card with each mailing, regardless of whether you have previously voted. The latest-dated, validly executed proxy you submit will be counted, and, if you wish to vote as recommended by your Board, then you should only submit BLUE proxy cards.

WHAT SHOULD I DO IF I RECEIVE A PROXY CARD FROM ORTELIUS?

Ortelius has nominated three candidates for election as directors at the Annual Meeting. We expect that you may receive proxy solicitation materials from Ortelius, including opposition proxy statements and proxy cards.

The Board strongly and unanimously urges you NOT to sign or return any proxy cards or voting instruction forms that you may receive from Ortelius, including to vote “WITHHOLD” with respect to the Ortelius Nominees. We are not responsible for the accuracy of any information provided by or relating to Ortelius or the Ortelius Nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Ortelius or any other statements that Ortelius or its representatives have made or may otherwise make. If you have already voted using the proxy card provided by Ortelius, you have every right to change your vote by completing and returning the enclosed BLUE proxy card or by voting over the Internet or by telephone by following the instructions provided on the enclosed BLUE proxy card or BLUE voting instruction form. Only the latest proxy you submit will be counted. If you vote “WITHHOLD” on the Ortelius Nominees using the proxy card sent to you by Ortelius, your vote will not be counted as a vote for any of the director nominees recommended by our Board, but will result in the revocation of any previous vote you may have cast on the BLUE proxy card. If you wish to vote pursuant to the recommendation of our Board, you should disregard any proxy card that you receive other than the BLUE proxy card.

IS THE COMPANY USING A UNIVERSAL PROXY CARD IN CONNECTION WITH VOTING AT THE ANNUAL MEETING?

No. The SEC has adopted new rules requiring the use of a universal proxy card in contested director elections that take place after August 31, 2022. As the Annual Meeting will be held on [                    ], 2022, stockholders voting by proxy at the Annual Meeting will vote using a customary proxy card, as has been the case in prior years. Your Board unanimously recommends using the enclosed BLUE proxy card to vote “FOR ALL” the nominees proposed by your Board. Your Board recommends that you disregard any white proxy cards that you may receive.

HOW DO I VOTE MY SHARES?

We encourage all stockholders to submit proxies in advance of the Annual Meeting by telephone, by Internet or by mail. Sending your proxy by any of these methods will not affect your right to virtually attend and vote at the Annual Meeting or by executing a proxy designating a representative to vote for you at the Annual Meeting.

If you are a Registered stockholder as of the Record Date, you can vote (i) by following the instructions on the enclosed BLUE proxy card to vote by telephone or Internet, (ii) by completing, signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided or (iii) by attending the Annual Meeting virtually and voting during the meeting as described below under the heading “How do I vote my shares during the Annual Meeting?”. We strongly urge you to use the enclosed BLUE proxy card to vote “FOR ALL” your Board’s nominees and “FOR” the other proposals recommended by your Board.

If you hold shares through a broker, bank or other nominee, that institution has enclosed a BLUE voting instruction form for you to use to direct it how to vote those shares held by such broker, bank or other nominee. Your ability to vote by telephone or over the Internet depends upon your broker, bank or other nominee’s voting process. Please follow the instructions on your BLUE voting instruction form carefully.

Even if you plan to attend the Annual Meeting virtually, we encourage you to vote your shares by submitting your BLUE proxy card or voting instruction form in advance of the Annual Meeting.

HOW DO I VOTE MY SHARES DURING THE ANNUAL MEETING?

Stockholders that pre-register for the Annual Meeting may also vote during the Annual Meeting by clicking on the “Shareholder Ballot” link that will be available on the Annual Meeting website during the Annual Meeting.

Registered stockholders may vote directly by simply accessing the available ballot on the meeting website. Beneficial stockholders must upload their legal proxy during the meeting when completing the ballot. See above section “Who can attend the Annual Meeting?” under the caption “Beneficial Stockholders” on obtaining a legal proxy from your brokerage firm or bank. Instructions for presenting the legal proxy (if necessary) along with the online ballot will be provided during the Annual Meeting. Please prepare in advance by obtaining a legal proxy as soon as possible.

HOW DO I ASK A QUESTION DURING THE MEETING?

Stockholders that pre-registered for the Annual Meeting and received confirmation may submit written comments or questions during the annual meeting by typing in the “Ask a Question” box and clicking the “Send” button that will be available on the meeting website during the Annual Meeting.

Questions received during the Annual Meeting will be answered as the allotted Annual Meeting time permits. We cannot ensure that every stockholder who wishes to have a question or comment addressed during the Annual Meeting will be able to do so.

CAN I REVOKE MY PROXY OR CHANGE MY VOTE ONCE I VOTE BY MAIL, BY TELEPHONE OR OVER THE INTERNET?

Yes. You have the right to change or revoke your proxy (1) at any time before it is exercised at the Annual Meeting by (a) notifying the Company’s Corporate Secretary in writing at 1650 Highway 6 South, Suite 190, Sugar Land, Texas 77478, (b) returning a later dated, validly executed proxy card or (c) entering a later dated telephone or Internet vote; or (2) by voting during the Annual Meeting. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting.

If you have already voted using a white proxy card sent to you by Ortelius, you have every right to change your vote and we strongly urge you to revoke that proxy by voting “FOR ALL” your Board of Directors’ nominees by completing, signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided or following the instructions on your BLUE proxy card to vote by telephone or via the Internet. Only the latest dated, validly executed proxy that you submit will be counted — any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

WHO WILL COUNT AND CERTIFY THE VOTES?

Representatives of [             ] will tabulate the votes and will act as the inspector of election.

WHAT CONSTITUTES A QUORUM?

Holders of record of our common stock at the close of business on [                    ], 2022, the Record Date, are entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were [            ] shares of our common stock outstanding and entitled to vote.

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting are present in person or by proxy. Thus [            ] shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions will be counted towards the quorum requirement. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if you provide voting instructions to your broker, bank, trust or other nominee and such broker, bank, trust or other nominee submits a proxy covering your shares. Broker non-votes, if any, will not count for quorum requirements. If you receive proxy materials only from the Company and you do not submit any voting instructions to your broker or other nominee, your broker or other nominee may vote your shares without your specific instruction with respect to Proposal 2, the ratification of the selection of BKM Sowan Horan LLP as the Company’s independent registered public accounting firm for the 2022 Fiscal Year, and your shares will therefore be counted for purposes of determining whether a quorum exists.

WHAT VOTE IS REQUIRED FOR PROPOSAL 1, THE ELECTION OF DIRECTORS?

Ortelius has nominated three candidates for election as directors at the Annual Meeting in opposition to the nominees recommended by your Board. As a result, assuming such nominations have not been withdrawn by Ortelius on or prior to the tenth day before we mail the Notice of 2022 Annual Meeting of Stockholders accompanying this Proxy Statement, the election of directors will be considered a contested election and, as provided under Article I, Section 7(c)(ii) of the Bylaws, directors will be elected on a plurality basis. Under the plurality voting standard, you may vote “FOR” or “WITHHOLD” authority to vote for each nominee, and the six director nominees receiving the greatest number of votes cast “FOR” their election will be elected, regardless of whether they were nominated by your Board or by Ortelius. Votes to “WITHHOLD” with respect to any nominee are not votes cast and will result in the applicable nominee(s) receiving fewer votes cast “FOR” such nominee(s). Broker non-votes are also not considered votes cast and will not have any effect on the election of directors.

It will NOT help elect the nominees recommended by your Board if you sign and return white proxy cards sent by Ortelius even if you vote to “WITHHOLD” with respect to Ortelius directors using Ortelius’ white proxy card. In fact, doing so will cancel any previous vote you cast on a BLUE proxy card sent to you by the Company. The only way to support your Board’s nominees is to vote “FOR ALL” your Board’s nominees on the BLUE proxy card. ONLY THE LATEST DATED, VALIDLY EXECUTED PROXY RECEIVED WILL BE COUNTED.

In the event that Ortelius withdraws its nominees on or prior to the tenth day before we mail the Notice of 2022 Annual Meeting of Stockholders accompanying this Proxy Statement, we will disclose such withdrawal to our stockholders and, as provided under Article I, Section 7(a)(iii) of the Bylaws, the affirmative vote of a majority of votes cast with respect to each director nominee will be required for the nominee to be elected. A majority of votes cast means that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that director nominee. In an uncontested election of directors, for each of the nominees you may vote “FOR” such nominee, “AGAINST” such nominee, or you may “ABSTAIN” from voting with respect to such nominee. If any director nominee receives less than a majority of the votes cast in an uncontested election, such director shall tender his or her resignation to the Board. Within 90 days of such resignation, the Board will either (a) accept the resignation of such director or (b) by unanimous vote of the Board, decline to accept such resignation. In either case, the Board’s determination will be made public by means of a Current Report on Form 8-K filed with the SEC.

WHAT VOTE IS REQUIRED FOR APPROVAL OF EACH OTHER MATTER TO BE CONSIDERED AT THE ANNUAL MEETING?

Proposal 2 — Ratification of the Selection of BKM Sowan Horan, LLP. In order for the selection of BKM Sowan Horan LLP to be approved, the number of votes cast “FOR” this proposal must exceed the number of votes cast “AGAINST” this proposal. Abstentions and broker non-votes are not considered votes cast on this proposal and will not have any effect on this proposal.

Proposal 3 — Advisory Vote on Compensation. In order for the advisory vote on compensation to be approved, the number of votes cast “FOR” this proposal must exceed the number of votes cast “AGAINST” this proposal. Abstentions and broker non-votes are not considered votes cast on this proposal and will not have any effect on this proposal.

For proposals 2 and 3, you may vote “FOR”, “AGAINST” or “ABSTAIN”.

WHAT HAPPENS IF I HOLD SHARES IN STREET NAME AND DO NOT SUBMIT VOTING INSTRUCTIONS? WHAT IS A BROKER NON-VOTE?

A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under applicable rules that govern brokers or other nominees who are voting with respect to shares held in street name, brokers or other nominees ordinarily have the discretion to vote on “routine” matters (e.g., ratification of the selection of independent public accountants) but not on non-routine matters (e.g., election of directors and advisory votes on executive compensation).

Given that we expect the Annual Meeting to be a contested meeting, if your shares are held in street name and the brokers and other nominees holding shares in your account have provided you with competing proxy materials from Ortelius, under applicable rules, such brokers and other nominees will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting. Accordingly, in such circumstances, if you do not submit any voting instructions to your broker or other nominee, your shares will not be counted in determining the outcome of any of the proposals at the Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists. However, if you receive proxy materials only from the Company, your broker or other nominee may vote your shares without your specific instruction with respect to Proposal 2, the ratification of the selection of BKM Sowan Horan LLP as the Company’s independent registered public accounting firm for the 2022 Fiscal Year, which would be a “routine” matter, and your shares will be counted for purposes of determining whether a quorum exists.

HOW WILL MY SHARES BE VOTED IF I SUBMIT A BLUE PROXY CARD BUT DO NOT SPECIFY HOW I WANT TO VOTE?

If you submit a validly executed BLUE proxy card or voting instruction form but do not specify how you want to vote your shares with respect to a particular proposal, then your shares will be voted in line with the Board’s recommendations with respect to any such proposal, i.e., (i) “FOR ALL” your Board’s six director nominees, (ii) “FOR” the ratification of the selection of BKM Sowan Horan LLP as the Company’s independent registered public accounting firm for the 2022 Fiscal Year and (iii) “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s NEOs.

As of the date of this Proxy Statement, your Board knows of no business other than that set forth above to be transacted at the Annual Meeting, but if other matters requiring a vote do arise, it is the intention of S. Sami Ahmad and Michael W. Silberman, as the individuals to whom you are granting your proxy on the BLUE proxy card, to vote in accordance with their best judgment on such matters.

Your Board urges you to mark your BLUE proxy card in accordance with your Board’s recommendations.

HOW WILL BROKER NON-VOTES AND ABSTENTIONS BE TREATED?

Abstentions will be treated as present for the purpose of determining whether a quorum exists. Abstentions with respect to any nominee in Proposal 1, the election of directors, are not votes cast and will result in the applicable nominee(s) receiving fewer votes cast “FOR” such nominee(s). Abstentions with respect to Proposals 2 and 3 (ratification of the selection of BKM Sowan Horan LLP and advisory vote on compensation, respectively) will not be counted as votes cast either “FOR” or “AGAINST” such proposals and will have no effect on their approval.

Given that we expect the Annual Meeting to be a contested meeting, broker non-votes will have no effect on the vote.

Accordingly, we strongly urge you to promptly give instructions to your broker to vote “FOR ALL” your Board’s recommended nominees by using the BLUE voting instruction card provided to you by your custodian.

WHAT SHOULD I DO WITH ANY WHITE PROXY CARDS SENT TO ME BY ORTELIUS?

Ortelius has nominated three candidates for election at the Annual Meeting in opposition to the nominees recommended by your Board. We do not know whether Ortelius will in fact solicit proxies. The nominations made by Ortelius have NOT been endorsed by your Board. The Company is not responsible for the accuracy or completeness of any information provided by or relating to Ortelius or its nominees contained in solicitation materials filed or disseminated by or on behalf of Ortelius or any other statements Ortelius may make.

Your Board does not endorse any of the Ortelius Nominees and strongly urges you to discard and NOT sign or return any white proxy card or other solicitation materials that may be sent to you by Ortelius. Voting to “WITHHOLD” with respect to any Ortelius Nominees on any white proxy card sent to you by Ortelius is not the same as voting “FOR” each of your Board’s nominees, because a vote to “WITHHOLD” with respect to any of the Ortelius Nominees on its white proxy card will revoke any previous proxy submitted by you.

The only way to support your Board’s director nominees and other voting recommendations is to vote “FOR ALL” of your Board’s director nominees and “FOR” the other proposals, as recommended by your Board. If you have already voted using a white proxy card sent to you by Ortelius, you have every right to change it and we strongly urge you to revoke that proxy by voting in favor of your Board’s nominees by using the BLUE proxy card to vote by telephone or by Internet or by completing, signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided.

Only the latest dated, validly executed proxy that you submit will be counted — any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I revoke or change my vote once I vote by mail, by telephone or over the Internet?”. You may also revoke any previously submitted proxy by attending the Annual Meeting virtually and voting your shares at the Annual Meeting. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Morrow Sodali LLC (“Morrow Sodali”), toll-free at 1 (800) 662-5200.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

Given that we expect the Annual Meeting to be a contested meeting, we will not be announcing preliminary results of the voting at the Annual Meeting. We expect to report preliminary results based on the preliminary report of the Independent Inspector of Elections on a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting, and final results as certified by the Independent Inspector of Elections as soon as practicable thereafter.

DO I HAVE ANY DISSENTERS’ OR APPRAISAL RIGHTS WITH RESPECT TO ANY OF THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETING?

No. Delaware law does not provide stockholders any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting.

WHO WILL PAY FOR THE SOLICITATION OF PROXIES?

The costs and expenses of the Board’s soliciting of proxies, including the preparation, assembly and mailing of this Proxy Statement, the BLUE proxy card, the Notice of 2022 Annual Meeting of Stockholders and any additional information furnished to stockholders will be borne by the Company. Solicitation of proxies may be in person, by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. Other than the persons described in this Proxy Statement, no general class of employee of the Company will be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, our employees, officers and directors may be asked to perform clerical or ministerial tasks in furtherance of this solicitation. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodian holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of our common stock.

We have engaged Morrow Sodali to assist in the solicitation of proxies in connection with the Annual Meeting, for a service fee and the reimbursement of customary disbursements, which are not expected to exceed $[        ] in total. Morrow Sodali expects that approximately [         ] of its employees will assist in the solicitation. The parties’ engagement letter contains confidentiality, indemnification, and other provisions that the Company believes are customary for this type of engagement.

Our total aggregate expenses, including legal fees for attorneys, accountants, public relations and other advisors, printing, advertising, postage, transportation, litigation and other costs incidental to the solicitation, but excluding (i) costs normally expended for a solicitation for an election of directors in the absence of a proxy contest and (ii) costs represented by salaries and wages of Company employees and officers, are expected to be approximately $[        ], of which $[        ] has been incurred as of the date of this Proxy Statement.

Appendix A sets forth information relating to our directors and director nominees, as well as certain of our officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors and director nominees of the Company or because they may be soliciting proxies on our behalf.

WHO IS SOLICITING THIS PROXY?

Solicitation of proxies is made on behalf of your Board. By completing, signing, dating and returning the BLUE proxy card or BLUE voting instruction form, or by submitting your proxy and voting instructions over the Internet or by telephone, you are authorizing the persons named as proxies to vote your shares of common stock at the Annual Meeting as you have instructed. Proxies will be solicited on behalf of the Board by the Company’s directors, director nominees and certain executive officers and other employees of the Company. Such persons are listed in Appendix A to this Proxy Statement.

The cost of soliciting proxies, including preparing, assembling and mailing the Proxy Statement, form of BLUE proxy card and other soliciting materials, as well as the cost of forwarding such material to the beneficial owners of our common stock, will be paid by us, except for some costs associated with individual stockholders’ use of the Internet or telephone, and postage. In addition to the solicitation by electronic communications and/or by mail, directors, officers, regular employees and others may also, but without compensation other than their regular compensation, solicit proxies personally or by telephone or other means of electronic communication. We may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses in sending proxy materials to principals and beneficial owners.

Additionally, the Company has retained Morrow Sodali, a proxy solicitation firm, which may solicit proxies on the Board’s behalf. You may also be solicited by press releases issued by us, postings on our corporate website, other websites or otherwise. Unless expressly indicated otherwise, information contained on our corporate website is not part of this Proxy Statement. In addition, none of the information on the other websites, if any, listed in this Proxy Statement is part of this Proxy Statement. Such website addresses are intended to be inactive textual references only.

WHO CAN I CONTACT IF I HAVE QUESTIONS OR NEED ASSISTANCE IN VOTING MY SHARES, OR IF I NEED ADDITIONAL COPIES OF THE PROXY MATERIALS?

You may contact Morrow Sodali at the following address and telephone number:

509 Madison Avenue

Suite 1206

New York, NY 10022

Banks and Brokers Call: (203) 658-9400

Stockholders Call Toll Free: (800) 662-5200

E-mail: TREC@investor.morrowsodali.com

PROPOSAL 1: ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that the number of directors on our Board shall be fixed from time to time by the Board. Our Board currently consists of seven directors. Our Board has determined that upon conclusion of the Annual Meeting our Board shall be fixed at six directors, and you will be asked to elect six directors at the Annual Meeting. All of the directors elected at the Annual Meeting will serve until the 2023 Annual Meeting or, in each case, until his or her successor shall have been duly elected and qualified or until his or her earlier retirement, death, resignation or removal. Having reached the mandatory age of retirement, Mr. Carter will not be standing for re-election at the Annual Meeting and is retiring upon the expiration of his term at the conclusion of the Annual Meeting in accordance with our Corporate Governance Guidelines.

As described below, in considering candidates for election to the Board, the Nominating and Governance Committee and the Board consider a number of factors, including, among other things the experience, skills, background and diversity of its members, the Board’s and the Company’s needs at that time and the desire to have a well-balanced Board that represents a diverse mix of backgrounds, perspectives and expertise.

Based upon the Company’s criteria for nominations of directors to the Board and the unanimous recommendation of the Nominating and Governance Committee, the Board unanimously determined to nominate Gary K. Adams, Pamela R. Butcher, Adam C. Peakes, Patrick D. Quarles, Janet S. Roemer and Karen A. Twitchell to serve until the 2023 Annual Meeting and not to nominate any of the Ortelius Nominees to be included in the Board’s slate of director nominees for the Annual Meeting. Each nominee has consented to being named in the Proxy Statement and to continue serving as a director if elected.

As described previously, Ortelius has nominated three alternative candidates for election as directors at the Annual Meeting in opposition to the nominees recommended by your Board. As a result, assuming such nominations have not been withdrawn by Ortelius on or prior to the tenth day before we mail the Notice of 2022 Annual Meeting of Stockholders accompanying this Proxy Statement, the election of directors will be considered a contested election and, as provided under Article I, Section 7(a)(iii) of the Bylaws, directors will be elected on a plurality basis. This means that the six director nominees receiving the greatest number of votes cast “FOR” their election will be elected. “WITHHOLD” votes will be counted for purposes of determining if there is a quorum at the Annual Meeting for this vote but will not be counted as votes cast and will result in the applicable nominee(s) receiving fewer votes cast “FOR” such nominee(s). However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of directors unless you have provided voting instructions to your nominee.

Your Board does not endorse any of the Ortelius Nominees and strongly urges you to discard and NOT sign or return any white proxy card or other solicitation materials that may be sent to you by Ortelius. Voting to “WITHHOLD” with respect to any of Ortelius Nominees on any white proxy card sent to you by Ortelius is not the same as voting “FOR” each of your Board’s nominees, because a vote to “WITHHOLD” with respect to any of the Ortelius Nominees on its white proxy card will revoke any previous proxy submitted by you.

The only way to support your Board’s director nominees and other voting recommendations is to vote “FOR ALL” of your Board’s director nominees and “FOR” the other proposals, as recommended by your Board. If you have already voted using a white proxy card sent to you by Ortelius, you have every right to change it and we strongly urge you to revoke that proxy by voting in favor of your Board’s nominees by using the BLUE proxy card to vote by telephone or by Internet or by completing, signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided.

Only the latest dated, validly executed proxy that you submit will be counted — any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I revoke or change my vote once I vote by mail, by telephone or over the Internet?” on page 11. You may also revoke any previously submitted proxy by attending the Annual Meeting virtually and voting your shares at the Annual Meeting. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Morrow Sodali, toll-free at 1 (800) 662-5200.

In the event that Ortelius withdraws its nominees on or prior to the tenth day before we mail the Notice of 2022 Annual Meeting of Stockholders accompanying this Proxy Statement, we will disclose such withdrawal to our stockholders and, as provided under Article I, Section 7(a)(iii) of the Bylaws, the affirmative vote of a majority of votes cast with respect to each director nominee will be required for the nominee to be elected. A majority of votes cast means that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that director nominee. If any director nominee receives less than a majority of the votes cast in an uncontested election, such director shall tender his or her resignation to the Board. Within 90 days of such resignation, the Board will either (a) accept the resignation of such director or (b) by unanimous vote of the Board, decline to accept such resignation. In either case, the Board’s determination will be made public by means of a Current Report on Form 8-K filed with the SEC.

If you submit a validly executed BLUE proxy card but do not specify how you want to vote your shares with respect to the election of directors, then your shares will be voted in line with the Board’s recommendation with respect to the proposal, i.e., “FOR ALL” the six nominees proposed by your Board and named in this Proxy Statement. Should any of your Board’s nominees be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies named on the BLUE proxy card may vote for a replacement nominee recommended by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. At this time, the Board knows of no reason why any of the Board’s nominees would not be able to serve as a director if elected.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ALL” OF YOUR BOARD’S NOMINEES TO BE ELECTED AS A DIRECTOR AT THE ANNUAL MEETING.

THE BOARD DOES NOT RECOMMEND ANY CANDIDATE FOR ELECTION OTHER THAN GARY K. ADAMS, PAMELA R. BUTCHER, ADAM C. PEAKES, PATRICK D. QUARLES, JANET S. ROEMER AND KAREN A. TWITCHELL.

NOMINEES FOR ELECTION AS DIRECTOR

Set forth in the following pages is certain information furnished to us by our director nominees, including information about their individual experience, qualifications, attributes and skills that led our Nominating and Governance Committee and the Board to conclude that they should serve as directors.

There are no family relationships among any of our directors or executive officers.

  NOMINEES FOR BOARD OF DIRECTORS

GARY K. ADAMS

Principal Occupation and Other Information

Independent

Director Since: 2012

Age: 71

Committees: Compensation

Committee (Chair); Nominating

and Governance Committee

Other Public Company
Directorships in Last Five Years:

Phillips 66 (since October 2016)

Mr. Adams has been a member of our Board since 2012. Mr. Adams has over 45 years of experience in the chemical and plastics industries. Mr. Adams previously served as the Chief Advisor – Chemicals for IHS Markit (now S&P Global), an information provider, from 2011 until his retirement in April 2017, after having served as President, Chief Executive Officer and Chairman of the Board of Chemical Market Associates Inc. (“CMAI”) from 1997 until CMAI’s acquisition by IHS Inc. in 2011. During his tenure at CMAI, which began in 1990 as the director of the Monomers Market Advisory Service, Mr. Adams’ leadership responsibilities included the successful development and execution of the firm’s strategic plan and growth strategies expanding across its global operations. Mr. Adams started his chemical industry career with Union Carbide, serving in a number of positions during his 15 years tenure at the company from 1975 to 1990. Mr. Adams has served as a director of Phillips 66 (NYSE: PSX) since October 2016, where he currently serves on their Compensation and Human Relations committee and their Public Policy and Sustainability committee. Mr. Adams also previously served as a director of Westlake Chemical Partners LP from 2014 until 2016 and Phillips 66 Partners LP from 2013 until 2016. In 2018, Mr. Adams was the recipient of the prestigious “Petrochemical Heritage Award” by the Chemical Founders Club and the Science History Institute at the annual AFPM-IPC meeting “in recognition of his unique and thought-provoking analyses of chemicals and plastics markets, as well as his respected wisdom and trusted leadership in the petrochemical industry.” Mr. Adams holds a Bachelor of Science degree in Industrial Management from the University of Arkansas.

Mr. Adams’ capability in leading global petrochemical advisory services and board experience in public energy and chemical companies provides our Board critical insights as to corporate governance and strategic, market drivers regarding the Company’s performance and growth opportunities, including drivers for success in the hydrocarbon value chain and the potential benefits of synergies obtained from combining strategic assets.

PAMELA R. BUTCHER

Principal Occupation and Other Information

Independent

Director Since: 2016

Age: 64

Committees: Nominating and

Governance Committee (Chair);

Compensation Committee

Other Public Company

Directorships in Last Five Years:

PDC Energy, Inc. (since February

2022)

Ms. Butcher has been a member of our Board since 2016. Ms. Butcher previously served as the Chief Executive Officer, President and Chief Operating Officer of Pilot Chemical Corp., a global specialty chemical company (“Pilot”), from January 2010 through January 2021, when, after having led a decade of significant revenue, profit growth, and investments, she retired from serving as an officer. Prior to joining Pilot, Ms. Butcher worked 29 years for The Dow Chemical Company (now Dow Inc.), where she held a variety of executive leadership positions including Business Vice President of Specialty Chemicals, Vice President of Corporate Marketing & Sales and Vice President and General Manager of Adhesives and Sealants. Ms. Butcher has served as a director of PDC Energy Inc. (NASDAQ: PDCE) since February 2022 and Pilot since 2016 (where she also serves in a special advisory role to the Chairman of the board of directors) and is a member of the US Bank Regional Advisory Board. Previously, Ms. Butcher also served as a director of Gruden Topco Holdings, LP/Quality Distribution, Inc. from 2016 to 2021. Ms. Butcher was a distinguished recipient of Dow’s Genesis Award for people excellence, which is Dow’s highest recognition for people leadership. As an active leader in the Chemical Industry, she was a past president of the board of trustees for the Chemical Educational Foundation and on the Boards of the American Cleaning Institute and the Ohio Manufacturers’ Association. She is a member of the National Association of Corporate Directors (the “NACD”) and has completed the Director Professionalism class. Ms. Butcher holds a bachelor’s degree in Agronomy and a Master of Science Degree from Purdue University. In addition, she is a graduate of the Northwestern University Marketing Executive Program and has participated in the Prince of Wales Sustainability Conference and the Asian Master Class on Asian Business.

Ms. Butcher’s broad knowledge of, and extensive leadership experience in, the chemical industry makes her a valuable resource to our Board.

ADAM C. PEAKES

Principal Occupation and Other Information

Independent

Director Since: 2019

Age: 49

Committees: Audit Committee

(Chair); Compensation Committee

Other Public Company

Directorships in Last Five Years:

Diamond Offshore Drilling, Inc.

(since April 2021)

Mr. Peakes has been a member of our Board since 2019. Mr. Peakes has more than 20 years of finance and investment banking experience in various natural resources industries. Most recently, Mr. Peakes has served as Executive Vice President and Chief Financial Officer for the Hornblower Group, a global transportation and experiences company, since April 2022. Prior to joining the Hornblower Group, Mr. Peakes served as Executive Vice President and Chief Financial Officer at Merichem Corporation, a privately-held industrial services company focused on sulfur removal and spent caustic handling, from November 2020 to April 2022. From 2017 until September 2019, Mr. Peakes served as Senior Vice President and Chief Financial Officer for Noble Corporation, a publicly-traded offshore drilling contractor (“Noble”), where he was responsible for the accounting, treasury, tax, financial planning, mergers and acquisitions and investor relations teams globally. Prior to Noble, Mr. Peakes spent 17 years as an investment banker with Tudor Pickering Holt & Co. and Goldman Sachs specializing in mergers and acquisitions, debt and equity financings and strategic advisory assignments for companies in the global natural resources sectors. Mr. Peakes has served as a director of Diamond Offshore Drilling, Inc. (NYSE: DO) since April 2021, where he currently serves as Chairman of its Audit committee. Mr. Peakes holds a Bachelor of Arts degree in Managerial Studies and Political Science from Rice University and a Master of Business Administration degree from Harvard Business School.

Mr. Peakes brings strategic leadership and expertise in capital markets, valuations, investor relations, mergers and acquisitions, global management and risk management to the Board.

PATRICK D. QUARLES

Principal Occupation and Other Information
Director Since: 2018 Age: 55 Committees: None Other Public Company Directorships in Last Five Years: None

Mr. Quarles has been a member of our Board since 2018 and was appointed President and Chief Executive Officer of the Company in December 2018. Prior to joining the Company, Mr. Quarles served as Executive Vice President and President, Acetyl Chain and Integrated Supply Chain at Celanese Corporation, a global chemical and specialty materials company, from 2015 until December 2017. Prior to that role, Mr. Quarles held a variety of leadership positions at LyondellBasell Industries N.V., before serving as Senior Vice President of the Intermediates and Derivatives (“I&D”) segment and the supply chain and procurement functions from January 2015 until June 2015. Those earlier roles included serving as a member of LyondellBasell’s Management Board from 2014 until 2015, Senior Vice President – I&D from 2009 until 2014, Senior Vice President Propylene Oxide and Derivatives from 2008 until 2009, and Vice President of Performance Chemicals from 2004 until 2008. Mr. Quarles began his career in 1990 at ARCO Chemical/Union Carbide, where he held various positions in sales, marketing and business management. Mr. Quarles has served on the shareholder advisory committee for OQ Chemicals International Holding GmbH, an Oman sovereign owned company that globally manufactures oxo intermediate and derivative chemicals (“OQ Chemicals”), since June 2018. During the same period, Mr. Quarles has also served on the supervisory board for OQ Chemicals Holding GmbH, a subsidiary of OQ Chemicals. Mr. Quarles holds a Bachelor of Science degree in Mechanical Engineering from Clemson University and a Master of Business Administration degree from the Kellogg School of Management at Northwestern University.

Mr. Quarles’ knowledge and experience in forming and leading lean teams focused on stockholder value across manufacturing, financial, and commercial operations, provides a wealth of knowledge to the Board.

JANET S. ROEMER

Principal Occupation and Other Information
Independent Director Since: 2019 Age: 66 Committees: Audit Committee; Nominating and Governance Committee Other Public Company Directorships in Last Five Years: None

Ms. Roemer has been a member of our Board since 2019. Ms. Roemer previously served as the Chief Operating Officer of Verenium, an industrial biotechnology company, from 2010 until her retirement upon its acquisition by BASF at a significant premium in 2014, after having joined Verenium in 2008 as Executive Vice President of the Specialty Enzyme Business Unit. Prior to that role, Ms. Roemer worked for five years in specialty chemicals and 24 years in petrochemicals with P&L responsibility for businesses ranging from $275 million to $1.7 billion, and from regional to global. During that time, she held several executive level positions with BP, the energy company, from 1999 to 2006, including Vice President for North American Olefins and Styrene, Vice President, Chemicals Information Technology and General Manager, Global Alpha Olefins. Over many years, she has had leading roles in business transformations via mergers, acquisitions, divestitures, digital transformations, and new product/new market initiatives. Ms. Roemer pursues continuing education in board matters as a member of Women Corporate Directors and the NACD, where she has completed the Director Professionalism class. She has also received Certification in Cybersecurity Oversight for Directors from Carnegie Mellon’s Software Engineering Institute. Ms. Roemer received a Master in Business Administration from the University of Chicago and a Bachelor of Science in Chemistry from Miami University.

Ms. Roemer is an accomplished operating executive with a track record of success in companies ranging from mega-cap to micro-cap. Ms. Roemer’s breadth of chemical industry knowledge and integration of operational and strategic experience provides a critical resource for our Board.

KAREN A. TWITCHELL

Principal Occupation and Other Information

Independent

Director Since: 2015

Age: 66

Committees: Audit Committee;

Nominating and Governance

Committee

Other Public Company

Directorships in Last Five Years:

Kraton Corporation (December 2009

- March 2022)

KMG Chemicals (February 2010 -

November 2018)

Ms. Twitchell has been a member of our Board since 2015 and was appointed Chair of the Board in February 2019. Ms. Twitchell has over 35 years of experience in financial management, including financings and capital structures, mergers and acquisitions, investor relations, accounting matters and enterprise risk management. Ms. Twitchell previously served as Executive Vice President and Chief Financial Officer of Landmark Aviation, where she led all financial and strategic functions, from 2010 until her retirement in 2013. Prior to joining Landmark Aviation, Ms. Twitchell held senior management roles at LyondellBasell Industries and Lyondell Chemical company from 2001 to 2009. Prior to that she was Vice President and Treasurer of Kaiser Aluminum Corporation and Southdown, Inc. and she was an investment banker with Credit Suisse First Boston. Ms. Twitchell previously served as a director of two other public chemical companies, Kraton Corporation from December 2009 until it was acquired in March 2022, and KMG Chemicals from February 2010 until it was acquired in November 2018. Ms. Twitchell has completed the NACD’s Director Professionalism class. Ms. Twitchell holds a Bachelor of Arts degree in Economics from Wellesley College and a Master of Business Administration degree from Harvard Business School.

Ms. Twitchell has extensive experience in board and corporate governance, evaluating and executing strategic initiatives, financings and capital structure, accounting matters, mergers and acquisitions, enterprise risk management, investor relations and executive compensation.

CORPORATE GOVERNANCE

We believe strong corporate governance promotes the long-term interests of stockholders, strengthens board and management accountability and helps build public trust in our Company. The Board and its committees have adopted policies and processes designed to foster effective board oversight of critical matters such as strategy, risk management, including cybersecurity, financial and other controls, compliance and management succession planning. The Board reviews our major governance documents, policies and processes regularly in the context of current corporate governance trends, regulatory changes and recognized best practices, taking into consideration the perspectives of our stockholders. Through our website, ir.trecora.com, our stockholders have access to key corporate governance documents such as our Corporate Governance Guidelines, Code of Business Conduct and Ethics, charters of each committee of the Board, and various policies of the Company. Pursuant to our Corporate Governance Guidelines, the Board will evaluate its performance and effectiveness under the oversight of the Nominating and Governance Committee at least annually.

The following sections provide an overview of our corporate governance structure, policies and processes, including key aspects of the Board operations.

  BOARD LEADERSHIP STRUCTURE

The Board will annually elect one director to serve as Chair of the Board. The Chair of the Board may also be the Chief Executive Officer or any other officer of the Company but is not required to be an executive officer of the Company. The Board does not have a policy on whether the roles of Chair of the Board and Chief Executive Officer should be separate or combined. This allows the Board flexibility to determine whether the two roles should be separated or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. Ms. Twitchell has served as an independent director of the Company since 2015. During her tenure, she has served as Chair of the Audit Committee and Lead Independent Director (as defined herein). The Board believes that these experiences, in-depth knowledge obtained in the various positions held by Ms. Twitchell described above and other insights put Ms. Twitchell in the best position to provide broad leadership for the Board as it considers strategy and exercises its fiduciary responsibilities to stockholders. Further, the Board has demonstrated its commitment and ability to provide independent oversight of management. Each independent director has access to the Chief Executive Officer and other Company executives, may call meetings of the independent directors and may request agenda topics to be added or dealt with in more detail at meetings of the full Board or an appropriate Board committee.

It is also the policy of the Board that if the Chair is not otherwise an independent director, then a lead independent director (the “Lead Independent Director”) will be annually appointed from among the Company’s independent directors. The Lead Independent Director will be nominated by the Nominating and Governance Committee in consultation with the Chair, and, as appropriate, approved by the Board. The Lead Independent Director will coordinate the activities of all of the Board’s independent directors. The Lead Independent Director will act as a liaison with the Chair and the Chief Executive Officer (if different person than the Chair), in consultation with the other independent directors; provided, that each independent director will also be afforded direct and complete access to the Chair and the Chief Executive Officer (if different person than the Chair) at any time as such independent director deems necessary or appropriate. Because Ms. Twitchell is the Chair of the Board, we don’t currently have a separately appointed Lead Independent Director.

  DIRECTOR QUALIFICATIONS AND SELECTION OF NOMINEES

The Board maintains certain criteria that apply to nominees recommended for a position on the Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with longstanding Company values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public service. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders of the Company.

The Company recognizes that the strength and effectiveness of the Board reflects the balance, experience and diversity of the individual directors, their commitment and the ability of directors to work effectively as a group in carrying out their responsibilities. The Board seeks candidates with diverse backgrounds who possess knowledge and skills in areas of importance to the Company. In addition to seeking a diverse set of business or academic experiences, the Nominating and Governance Committee seeks a mix of nominees whose perspectives reflect diverse life experiences and backgrounds. While the Nominating and Governance Committee does not have a formal policy with regard to diversity, the Nominating and Governance Committee considers diversity in identifying director nominees, including personal characteristics such as race, gender, age and cultural background. The Nominating and Governance Committee assesses the effectiveness of its efforts at pursuing diversity through its periodic evaluation of the Board’s composition.

The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are anticipated due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. Identified candidates are evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year.

The policy of the Nominating and Governance Committee is to consider properly submitted stockholder recommendations of candidates for membership on the Board on the same basis as recommendations from other sources. In evaluating such recommendations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board in line with the selection criteria described above. Stockholders who want to recommend a director candidate to the Nominating and Governance Committee may do so by submitting the name of the prospective candidate in writing to the following address: 1650 Highway 6 South, Suite 190, Sugar Land, Texas 77478, c/o Corporate Secretary. Submissions should describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable director nominee. Our Bylaws set forth the requirements for direct nomination by a stockholder of persons for election to the Board. These requirements are described under “General Information — Stockholder Proposals and Nominations for Director at the 2023 Annual Meeting” on page 66.

  BOARD INDEPENDENCE

As a publicly traded company listed on the New York Stock Exchange (the “NYSE”), we are required to comply with the rules and regulations of the NYSE as well as those of the SEC. Additionally, each of the Audit Committee, Compensation Committee and Nominating and Governance Committee is required to be comprised solely of independent directors, with heightened standards applicable to Audit Committee and Compensation Committee members.

Each year, our Nominating and Governance Committee evaluates the relationships between the Company and each director and reports the results of its review to the Board. To be considered “independent,” a director must be affirmatively determined by the Board, at the recommendation of the Nominating and Governance Committee and after due deliberation, to have no material relationship with the Company other than as a director. The Nominating and Governance Committee and the Board assess the relationships and other facts and circumstances relevant to director independence on a case-by-case basis, in each case consistent with the applicable rules and regulations of the NYSE and SEC, and consistent with the Company’s Corporate Governance Guidelines.

After reviewing all relationships each director nominee has with the Company, including the nature and extent of any business relationships between the Company and such person, and based on the review and recommendation of the Nominating and Governance Committee, the Board has affirmatively determined that each of Mses. Butcher, Roemer and Twitchell and Messrs. Adams and Peakes has no material relationships with the Company and is “independent” under the applicable rules and regulations of the SEC, the NYSE and in accordance with our Corporate Governance Guidelines. In addition to the Board-level standards for director independence, each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE and SEC rules, and each member of the Compensation Committee meets the heightened independence standards for compensation committee members under the NYSE rules.

In determining the independence of directors, the Board evaluated transactions between the Company and entities with which directors were affiliated that occurred in the ordinary course of business and that were provided on the same terms and conditions available to other customers. Under the rules and regulations of the NYSE, the Board has determined that Mr. Quarles is not independent due to his role as President and Chief Executive Officer of the

Company and Mr. Carter (who is retiring effective at the conclusion of the Annual Meeting) is not independent due to his prior service as Executive Chairman of the Company.

  DIRECTOR SKILLS MATRIX

The table below shows each of our director nominee’s skill set.

	Adams	Butcher	Peakes	Quarles	Roemer	Twitchell

Strategic Executive Leadership

Global Business Acumen

Chemical Operations Expertise

Chemical Commercial Expertise

Corporate Finance / Capital Structure Expertise

Financial Expertise / Literacy

Business Transformation

Investments/Fund Management/Investor Relations

Risk & Compliance Management Expertise

  MEETINGS OF THE BOARD AND ATTENDANCE AT THE ANNUAL MEETING

Quarterly Board meetings are typically held in person. Other Board meetings may be held via telephone conference call due to the geographical distance between members of the Board. In the instance where all members cannot meet or be contacted at once, members may be contacted individually, and upon agreement, Unanimous Consent Resolutions may be signed. During 2021, the Board held seventeen meetings.

All of our directors attended 100% of the Board meetings during 2021, and all of our independent directors attended 95% of the applicable standing committee meetings during 2021. Directors are also encouraged to attend annual meetings of Company stockholders. All of our directors attended our 2021 annual meeting of stockholders (the “2021 Annual Meeting”) via the webcast.

  EXECUTIVE SESSIONS

Executive sessions of non-employee directors are held at least four times a year with Ms. Twitchell, our Chair, scheduling and presiding over such sessions. Additionally, Ms. Twitchell schedules and presides over executive sessions of our independent directors only at least four times a year. During 2021, eight executive sessions of the non-employee directors and ten executive sessions of the independent directors were held either in person or via telephone. Any independent director may request that an additional executive session be scheduled.

  BOARD COMMITTEES

The Board maintains an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. All members of the Audit Committee, Compensation Committee and Nominating and Governance Committee are

independent. In addition to the Board-level standards for director independence, each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE and SEC rules, and each member of the Compensation Committee meets the heightened independence standards for compensation committee members under the NYSE rules.

The following table shows the current members of each committee, as well as the number of meetings held during 2021.

Name of Director	Audit	Compensation	Nominating and Governance

Gary K. Adams

Pamela R. Butcher

Adam C. Peakes

Janet S. Roemer

Karen A. Twitchell

Number of Meetings in Fiscal 2021	7	7	8

  = Current Committee Member; * = Chair

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Audit Committee is responsible, among its other duties and responsibilities, for: assisting the Board in overseeing and monitoring the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, our accounting and financial reporting processes, the audits of our financial statements and the effectiveness of our internal controls, including financial, operational and compliance controls, risk management, and information technology systems and security; overseeing and implementing the Company’s Code of Business Conduct and Ethics; and annually evaluating its performance and its charter.

Our Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee works closely with management as well as the Company’s independent registered public accounting firm. In performance of its oversight function, the Audit Committee has the authority to obtain advice, assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as the Audit Committee deems necessary from time to time to carry out its duties.

The individuals serving on the Audit Committee of the Board are Adam C. Peakes (Chair), Janet S. Roemer and Karen A. Twitchell. The Board has determined that each of the Audit Committee members is independent and meets the heightened independence standards required for audit committee members under the NYSE and SEC rules. The Board also determined that each member of the Audit Committee is “financially literate” pursuant to the listing standards of the NYSE and that each of Mr. Peakes and Ms. Twitchell is an “audit committee financial expert” as defined by SEC rules and NYSE listing standards. Please refer to the biographies of Mr. Peakes and Ms. Twitchell on pages 19 and 21 above for a summary of their respective experience.

The charter of the Audit Committee is available on the Company’s website at ir.trecora.com.

Compensation Committee

The Compensation Committee is responsible, among its other duties and responsibilities, for: discharging the Board’s responsibilities relating to the compensation of the Company’s executives and directors; reviewing and approving objectives relevant to executive officer compensation; evaluating performance and determining the compensation of executive officers in accordance with those objectives; approving severance arrangements and other applicable agreements for executive officers; overseeing the Company’s equity-based and incentive compensation plans; retaining and approving the terms of the retention of consultants and other compensation experts; and annually evaluating its performance and its charter. The Compensation Committee also generally oversees the Company’s overall human resources and compensation structure, policies and programs, and is responsible for assessing whether such policies and programs establish appropriate incentives and leadership development opportunities for management and other employees.

The individuals serving on the Compensation Committee of the Board are Gary K. Adams (Chair), Pamela R. Butcher, Adam C. Peakes and Karen A. Twitchell. The Board has determined that each of the Compensation Committee members is independent and meets the heightened independence standards for compensation committee members under the NYSE rules.

The charter of the Compensation Committee is available on our website at ir.trecora.com.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible, among its other duties and responsibilities, for: identifying and recommending candidates to the Board for election to the Board, including consideration of candidates proposed by stockholders; reviewing the composition of the Board and its committees; developing and recommending to the Board corporate governance guidelines and policies that are applicable to us; conducting a preliminary review of director independence and financial literacy and expertise of Audit Committee members and making recommendations to the Board relating to such matters; overseeing the self-evaluations of the Board and its committees; and annually evaluating the committee’s performance and its charter. The Nominating and Governance Committee also reviews and approves any executive officers for purposes of Section 16 of the Exchange Act standing for election for outside for-profit boards of directors; and reviews stockholder proposals and recommends Board responses.

The individuals serving on the Nominating and Governance Committee of the Board are Pamela R. Butcher (Chair), Gary K. Adams and Janet S. Roemer. The Board has determined that each of the Nominating and Governance Committee members is independent.

The charter of the Nominating and Governance Committee is available on our website at ir.trecora.com.

  CORPORATE GOVERNANCE GUIDELINES

The Board has adopted our Corporate Governance Guidelines to address significant corporate governance matters. A copy of these guidelines is available on our website at ir.trecora.com. These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, board structure and composition, director selection, qualification and education, director responsibilities, director compensation and succession planning. The Nominating and Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to the Board any changes to the guidelines.

  CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, and to persons performing similar functions. The Code of Business Conduct and Ethics also contains a 24-hour compliance hotline to anonymously report compliance or ethics concerns. Employees may also directly contact the Chair of the Audit Committee with any compliance concerns at auditchair@trecora.com. These submissions, if any, are reviewed at least quarterly by the Audit Committee. A copy of our Code of Business Conduct and Ethics is available on our website at ir.trecora.com. We intend to disclose future amendments to the Code of Business Conduct and Ethics and any grant of a waiver from a provision of the Code of Business Conduct and Ethics requiring disclosure under applicable SEC rules on our website.

  COMMUNICATIONS WITH THE BOARD

Any stockholder or interested party who wishes to communicate with the Board may write to or email the Company at:

Trecora Resources

1650 Highway 6 South, Suite 190

Sugar Land, TX 77478

c/o Corporate Secretary

All directors have access to this correspondence. In accordance with instructions from the Board, the secretary to the Board reviews all correspondence, organizes the communications for review by the Board and relays communications to the full Board or individual directors, as appropriate. Our independent directors have requested that certain items that are unrelated to the Board’s duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be forwarded.

Communications that are intended specifically for the independent directors or non-management directors should be sent to the address noted above to the attention of independent directors.

  RISK OVERSIGHT

The Board oversees management of risk. The Board regularly reviews information regarding the Company’s business and operations, including the key operational and financial risks. As described below, consistent with SEC regulations and NYSE requirements, the Board committees are also engaged in overseeing risk associated with the Company.

•

The Audit Committee oversees management of exposure to financial risks, monitors and evaluates the effectiveness of the Company’s risk management and risk assessment guidelines and policies and evaluates compliance with the Company’s ethics, conflicts of interest and other compliance programs.

•	The Compensation Committee oversees the management of risks relating to the Company’s executive compensation plans and incentive structure.

While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the full Board is ultimately responsible for overseeing the Company’s risk exposures and management thereof, and the Board is regularly informed on these matters through committee and senior management presentations.

  CYBERSECURITY RISKS

The Audit Committee has primary responsibility for the oversight of cybersecurity, privacy and controls pursuant to its charter. As part of this, the Audit Committee receives quarterly reports related to such matters, including the results of any periodic exercises and response readiness assessments led by outside advisors who provide a third-party independent assessment of our internal preparedness.

  BOARD AND COMMITTEE EVALUATIONS

The Board conducts a thorough annual self-evaluation process. The charters of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee require an annual performance evaluation. Each committee compares its performance with the requirements of its charter and sets forth the goals and objectives of the committee for the upcoming year. The Nominating and Governance Committee is charged with overseeing the annual self-evaluations of the Board and other committees. As a result of these evaluations, we also update and revise our processes and practices, providing feedback to the Board’s committees and members as needed to ensure the Board operates in the most efficient and effective manner possible.

  CONFLICTS OF INTEREST

The Code of Business Conduct and Ethics governs our conflicts of interest policy. All directors, officers and employees are expected to make all business decisions in the best interests of the Company, and to avoid any actual, potential, or apparent conflict of interest which can arise when any such person takes actions or has personal interests (including the interests of their immediate families) that may interfere with their objective and effective performance of work for the Company or otherwise conflict or compete with the interests of the Company.

  RELATED PARTY TRANSACTIONS

See “General Information—Certain Relationships and Related Party Transactions” on page 64 for a discussion of our policies and procedures for related person transactions.

  DIRECTOR CHANGE IN STATUS

To avoid any potential conflict of interest, directors will not accept a seat on any additional boards of other public companies, private companies, and non-profit organizations without first reviewing the matter with the Nominating and Governance Committee to ensure compliance with our Corporate Governance Guidelines. In addition, a director is required to tender his or her resignation for consideration by the Board in the event of retirement or other substantial change in the nature of the director’s employment or other significant responsibilities.

  SUCCESSION PLANNING AND MANAGEMENT DEVELOPMENT

Succession planning and talent development are important at all levels within our organization, and accordingly, succession planning and management development are discussed regularly by the Board and the CEO. The Board oversees management’s succession plan for key positions at the senior officer level. Our Corporate Governance Guidelines require that, at least annually, the Nominating and Governance Committee review succession plans for the CEO and other members of the Company’s senior management. Succession planning will address both succession in the ordinary course of business and contingency planning in case of unexpected events. The Nominating and Governance Committee will report the results of such review to the Board. We believe continuity of leadership is critical to our ongoing success and that our process is effective in preparing us for sustained, long-term effective leadership.

  OVERBOARDING

Recognizing the substantial time commitment required of our directors, our Corporate Governance Guidelines require that directors serve on the boards of other public companies, private companies, and non-profit organizations only to the extent that, in the judgment of the Board, such services do not materially detract from the directors’ ability to devote the necessary time and attention to the Company. Further, pursuant to our Corporate Governance Guidelines and the Nominating and Governance Committee’s charter, the committee will, at least annually, review all directors’ service on the boards of other such entities. To avoid any potential conflict of interest, directors will not accept a seat on any additional boards of other public companies, private companies, and non-profit organizations without first reviewing the matter with the Nominating and Governance Committee to ensure compliance with our Corporate Governance Guidelines.

  MANDATORY RETIREMENT AGE

Our Corporate Governance Guidelines require directors to retire from the Board when they reach the age of 75, although a director elected to the Board prior to his or her 75th birthday may continue to serve until the next annual meeting. While directors generally will not be nominated for election or reelection to the Board after their 75th birthday, the Board may approve an exception allowing election or reelection in special circumstances.

EXECUTIVE OFFICERS

The following sets forth the name and age of each current executive officer of the Company, the date of his appointment and all other positions and offices with the Company held by him. Each executive officer of the Company serves for a term extending until his successor is elected and qualified.

Name	Age	Present Positions	First Became an Executive Officer
Patrick D. Quarles	55	President, Chief Executive Officer and Director	2018
S. Sami Ahmad	60	Chief Financial Officer and Treasurer	2016
Dr. Peter M. Loggenberg	59	Chief Commercial and Sustainability Officer	2018/2014
Rafael Pons	58	Chief Manufacturing Officer	2021
Michael W. Silberman	51	General Counsel and Corporate Secretary	2020

Please refer to the director discussion above for Mr. Quarles’ business experience.

Mr. S. Sami Ahmad was appointed Chief Financial Officer of the Company in October 2016, and, in February 2018, he was also appointed Treasurer of the Company. He has over 30 years of experience in finance, corporate development and engineering, primarily in the chemical and energy industries. Prior to joining the Company, Mr. Ahmad was Chief Financial Officer of Armada Water Assets, Inc., an oil field service company, which he helped build from its formation in 2013 until October 2016. Prior to that role, he served as Chief Financial Officer for Southwest Water Company, a private-equity owned water utility, and as Vice President and Treasurer for Exterran, a publicly-owned oil and gas services company. Earlier from 1998 until 2009, he worked for LyondellBasell Industries and Lyondell Chemical Company, where his positions included Director, Corporate Development, Assistant Treasurer, Corporate Finance and Director, Investor Relations. From 1991 until 1998, he held various positions with ARCO Chemical Company where his responsibilities included managing acquisitions and business development, marketing and investor relations. Mr. Ahmad received his Bachelor of Science degree in Chemical Engineering from the University of Pennsylvania and a Master of Business Administration degree from the University of Chicago.

Dr. Peter M. Loggenberg was appointed Chief Commercial and Sustainability Officer of the Company in December 2021, having previously served as Chief Sustainability Officer of the Company from March 2018 to December 2021. Prior to that, Dr. Loggenberg served as President of Trecora Chemical, Inc. (a wholly-owned subsidiary of the Company) from the Company’s acquisition of SSI Chusei, Inc., a privately held chemical company, in October 2014 to March 2018. From 2010 until 2014, Dr. Loggenberg served as President of SSI Chusei, Inc. Dr. Loggenberg has over 30 years of experience in the chemical industry with over 15 years at the corporate level. Dr. Loggenberg has received his Bachelor of Science degree in Chemistry and Mathematics, Honors degree in Chemistry, Master of Science degree in Physical Chemistry, and a PhD in Chemistry (Catalysis).

Mr. Rafael “Ralph” Pons was appointed Chief Manufacturing Officer of the Company in May 2021, having previously served as the site leader at the Company’s South Hampton Resources facility in Silsbee, Texas since February 2020. Mr. Pons has over 35 years of extensive chemical manufacturing experience at some of the industry’s leading companies. Prior to joining the Company, Mr. Pons worked at Preferred Sands, a sand producer and technology company, from May 2018 until April 2019, where he served as Vice President of Operations. From 2016 until November 2017, Mr. Pons worked for Celanese Corporation where he served as the site leader at the company’s manufacturing facility located in Clear Lake, Texas. Prior to that role, Mr. Pons served as plant manager at Nalco Champion in Garyville, Louisiana from 2015 until 2016. From 2013 until 2015, Mr. Pons held several different roles of increasing responsibility at Phillips 66. From 1985 until 2013, Mr. Pons worked at Dow Chemical where he held several different roles of increasing responsibility. Mr. Pons received a Master of Science degree in Operations Management from the Rensselaer Polytechnic Institute and a Bachelor of Science degree in Chemical Engineering from the University of Virginia.

Mr. Michael W. Silberman was appointed General Counsel and Corporate Secretary of the Company in June 2020. He has over 27 years of legal experience with over 18 years in the chemical industry. Prior to joining the Company, Mr. Silberman served as Vice President and Deputy General Counsel and Assistant Secretary at Celanese Corporation, a global chemical and specialty materials company, where he was the global general counsel for the

Acetyl Chain division and Global Supply Chain organization from April 2016 until May 2020. From August 2012 until March 2016, he served as Assistant General Counsel and Assistant Secretary at FMC Corporation (“FMC”) where he was the chief M&A and corporate counsel for the company. Earlier at FMC, from April 2004 until July 2012, Mr. Silberman served as the global division counsel of the FMC Health & Nutrition division. Prior to FMC, he served as an associate at Morgan, Lewis & Bockius LLP and Blank Rome LLP, and as a law clerk and court mediator at the Superior Court of New Jersey. Mr. Silberman received a Bachelor of Arts degree with distinction from the University of Pennsylvania and a Juris Doctor degree from Emory University School of Law.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed the firm of BKM Sowan Horan, LLP (“BKM”) as our independent registered public accounting firm for the 2022 Fiscal Year, and the Board has ratified that selection. BKM audited our consolidated financial statements for the fiscal year ended December 31, 2021, and has audited the accounts of the Company since June 2010. Representatives of BKM are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

The Board is submitting the selection of BKM as the Company’s independent registered public accounting firm for the 2022 Fiscal Year to the stockholders for their ratification. The Audit Committee of the Board bears the ultimate responsibility for selecting the Company’s independent registered public accounting firm and makes the selection it deems best for the Company and the Company’s stockholders. As such, the failure by the stockholders to ratify the selection of the independent registered public accounting firm made by the Audit Committee will not require the Audit Committee to alter its decision. Similarly, ratification of the selection of BKM as the independent registered public accounting firm does not limit the Committee’s ability to change this selection in the future if it deems appropriate. The Report of the Audit Committee following this proposal contains a discussion of the factors considered by the Audit Committee in selecting the independent registered public accounting firm.

Approval

In order for this proposal to be approved, the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes will not be counted as votes cast for or against the proposal and therefore have no effect on the outcome of the vote.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BKM SOWAN HORAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2022 FISCAL YEAR.

AUDIT COMMITTEE MATTERS

FEES PAID TO BKM SOWAN HORAN, LLP

The table below sets forth the fees billed by BKM. Fees billed were for audits of our financial statements and internal controls for the fiscal years ended December 31, 2021 and 2020, and the review of our financial statements for the quarterly periods in the years ended December 31, 2021 and 2020, and other fees that the company was billed for services rendered during the fiscal years ended December 31, 2021 and 2020.

	2021	2020
Audit fees(1)	$285,100	$347,928
Audit-related fees	—	—
Tax fees(2)	36,225	56,710
All other fees(3)	3,790	3,790
Total Fees	$383,647	$437,498

(1)

“Audit fees” represent fees billed by BKM for professional services rendered for the audits of the Company’s annual financial statements for the years ended December 31, 2021 and 2020, the reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services related to statutory and regulatory filings and engagements for such fiscal years. These amounts also include approximately $57,000 during 2020 for work performed related to the audited financial statements of Al Masane Al Kobra Mining Company.

(2)	“Tax fees” represent fees billed by BKM for professional services rendered relating to tax compliance, tax advice and tax planning in the U.S.

(3)	“All other fees” represent fees billed by BKM for professional services related to the Company’s 401(k) audit and for providing consultation on various issues.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has sole authority to engage and determine the compensation of our independent registered public accounting firm. The Audit Committee is also directly responsible for evaluating the independent registered public accounting firm, reviewing and evaluating the lead partner of the independent registered public accounting firm and overseeing the work of the independent registered public accounting firm. Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services under the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. All of the services performed by BKM during the fiscal years ended December 31, 2021 and 2020, respectively, were approved in advance by the Audit Committee pursuant to the Company’s pre-approval policy.

REPORT OF THE AUDIT COMMITTEE

We, the Audit Committee of Trecora, operate under a written charter approved by us and adopted by the Board. Our primary function is to assist the Board in fulfilling its oversight responsibilities relating, among other things, to the integrity of the Company’s financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements and the effectiveness of the Company’s internal controls, including financial, operational and compliance controls, risk management, and information technology systems and security.

We oversee the Company’s financial reporting process on behalf of the Board. Our responsibility is to monitor this process, but we are not responsible for developing and consistently applying the Company’s accounting principles and practices, preparing and maintaining the integrity of the Company’s financial statements and maintaining an appropriate system of internal controls, auditing the Company’s financial statements and the effectiveness of internal controls over financial reporting, or reviewing the company’s unaudited interim financial statements. Those are the responsibilities of management and the Company’s independent registered public accounting firm, respectively.

We reviewed and discussed the 2021 audited financial statements with management and BKM, the Company’s independent registered public accounting firm, together and separately. These discussions and reviews included the reasonableness of significant judgments, significant accounting policies (including critical accounting policies), any critical audit matters expected to be described in the auditor’s report, the auditor’s assessment of the quality, not just the acceptability of the Company’s accounting principles and other such matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (the “PCAOB”).

Management conducted its evaluation of the effectiveness of our internal controls over financial reporting as of December 31, 2021, based upon the framework in Internal Control – Integrated Framework (2013) by the Committee of Sponsoring Organizations of the Treadway Commission. Management’s assessment included an evaluation of the design of our internal controls over financial reporting and testing the operating effectiveness of our internal controls over financial reporting. Management reviewed the results of the assessment with the Audit Committee of the Board. Based on its assessment and review with the Audit Committee, management concluded that our internal controls over financial reporting was effective as of December 31, 2021.

We reviewed and discussed with management, the internal auditor and BKM, management’s report on internal controls over financial reporting and BKM’s report on their audit of the Company’s internal controls over financial reporting as of December 31, 2021, both of which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

We have received from BKM the written disclosures and the letter required by applicable requirements of PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and we have discussed with BKM their independence from the Company and management. We have also discussed with BKM the matters required to be discussed by PCAOB Auditing Standard No. 16 – Communication with Audit Committees.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be accepted and included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC.

We also review the Company’s internal audit function, including the selection and compensation of the Company’s internal auditor. In accordance with our charter, our committee appointed Sirius Solutions as the Company’s internal auditor for 2021. This report is provided by the following independent directors who comprised the Audit Committee on the date of filing the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Audit Committee

Adam C. Peakes

Janet S. Roemer

Karen A. Twitchell

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Under the rules of the SEC, the Company is required to provide its stockholders with the opportunity to cast a non-binding, advisory vote on the executive compensation for the Company’s NEOs. This proposal is frequently referred to as a “say-on-pay” vote. This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. At the 2017 annual meeting of stockholders, stockholders voted, on an advisory basis, in favor of casting the advisory say-on-pay vote on an annual basis. Our next advisory vote on the frequency of the say-on-pay vote will be held at our 2023 Annual Meeting.

The Board and Compensation Committee are dedicated to ensuring that our executive officers be compensated competitively with the market and consistently with our business strategy, sound corporate governance principles and stockholder interests and concerns. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation, including performance-based awards, to motivate and reward executives who have the ability to significantly influence our long-term financial success and who are responsible for effectively managing our operations in a way that maximizes stockholder value.

We believe that our compensation program is effective in achieving the Company’s goals of rewarding sustained financial and operating performance and motivating the executives to remain with the Company for long and productive careers. For these reasons, your Board is asking stockholders to vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders.”

As you consider this Proposal 3, we urge you to read the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 35 for additional details on our executive compensation, including the more detailed information regarding our compensation philosophy and objectives.

Since the vote on this proposal is advisory, it is not binding on the Company. Nonetheless, the Compensation Committee will take into account the outcome of the vote when making future executive compensation decisions.

Approvals

In order for this proposal to be approved, the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal. Abstentions and broker non-votes will not be counted as votes cast for or against the proposal and therefore have no effect on the outcome of the vote.

RECOMMENDATION OF THE BOARD
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS PRESENTED IN THIS PROXY STATEMENT.

COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide our stockholders with a clear understanding of our compensation philosophy, objectives, process and decisions for 2021 for each of our NEOs.

For purposes of this CD&A, the Summary Compensation Table and other tables set forth in this Proxy Statement, our NEOs for the 2021 fiscal year were:

Name	Position
Patrick D. Quarles	President and Chief Executive Officer
S. Sami Ahmad	Chief Financial Officer and Treasurer
Dr. Peter M. Loggenberg	Chief Commercial and Sustainability Officer
Rafael F. Pons(1)	Chief Manufacturing Officer
Michael W. Silberman	General Counsel and Corporate Secretary

(1) Mr. Pons was promoted to Chief Manufacturing Officer and became an executive officer effective May 15, 2021.

Introduction

Our executive compensation program, administered by our Compensation Committee, is designed to promote a strong culture of leadership development, aligned with performance improvement (focused on both growth and productivity) and integrity, which in turn drives financial performance that creates value to our stockholders. The main components of our executive compensation program include base salary, an annual cash incentive plan and a LTI equity plan (total direct compensation) which are designed to emphasize a pay-for-performance philosophy.

Business Overview

The Company is a leading provider of specialty hydrocarbons, specialty waxes and custom processing services for a broad array of end markets. Our products are used in applications including polyethylene, poly-iso and expandable / extruded polystyrene. We have a leadership position across core markets that are backed by favorable secular trends, and we have strong and longstanding relationships with many of our largest customers. We are focused on executing on our strategy refocusing our business to prioritize free cash flow through ongoing margin enhancement and process optimization initiatives while prudently allocating capital to high-confidence growth projects.

2021 Financial Performance and Business Achievements

2021 was a turning point for the Company, and we achieved progress against many of our key initiatives and delivered growth in several key metrics we use to measure performance, including:

•

Full year revenue of $272.7 million, an increase of 30.7% compared with the prior year, driven by price and volume increases in the Specialty Petrochemicals segment while Specialty Wax segment revenue growth benefitted from higher selling prices.

•	Net income from continuing operations of $5.0 million.

•	Adjusted EBITDA(1) from continuing operations of $21.6 million.

•	Successfully converted five growth projects into new custom processing commitments with our customers.

•	Invested in the expansion of our truck fleet for delivery to our prime products customers and maintained high customer service levels despite a challenging supply chain.

•	Further simplified and streamlined our corporate structure through the sale of all remaining mining assets owned at PEVM.

(1) Adjusted EBITDA from continuing operations is a non-GAAP financial measure. See Appendix B—Reconciliation of Non-GAAP Measures for a description of this non-GAAP measure and reconciliation to the most directly comparable GAAP financial measure.

2021 Executive Compensation Highlights

Below is a summary of executive compensation highlights for our 2021 program:

•

Pay-for-Performance Philosophy and Variable Compensation: Our compensation program is designed to align with performance improvement (focused on both growth and productivity) that, in turn, drives financial performance and creates value for our stockholders. Accordingly, a significant portion of our executives’ compensation is subject to forfeiture and/or is linked to our performance or stock price with metrics that are aligned with our strategy.

•

Annual Cash Incentive Plan Linked to Financial Performance and Sustainability Targets: An annual cash incentive plan consisting of cash bonuses tied to our financial results provides a strong link between pay and performance. In 2021, our annual cash incentive plan incorporated metrics that support our EHS efforts, as well as incentivize cost control at our company.

•	Long-Term Incentive Plan Grants Included Performance-Based RSUs: Our LTI equity plan consists of 50% performance-based RSUs and 50% time-based RSUs to both retain and incentivize our executives.

•

Competitive Pay Practices: Our long-term success depends on our people. We strive to ensure that our employees’ contributions and performance are recognized and rewarded through a competitive compensation program. We target an executive compensation package that is competitive against the market in which we compete for talent.

•

Compensation Risk Assessment: We conduct an annual risk assessment to ensure that the structure and design of our executive compensation program is not likely to result in excessive-risk taking that could have an adverse effect on the Company.

•

Independent Compensation Consultant: Our independent compensation consultant, Pearl Meyer, reports directly to the Compensation Committee, providing guidance and data on benchmarking, best practices and other matters to support our compensation plan design and development.

Executive Compensation Elements at a Glance

For 2021, target annual compensation consisted of:

•	Base Salary: Designed to provide a minimum fixed level of competitive pay based on the market value of the position in order to attract and retain talent needed to run the business.

•

Annual Cash Incentive: Designed to reward annual financial achievements that support the execution of our strategy and drive stockholder value creation, and to assist in retaining, attracting and motivating NEOs in the near-term.

•	Long-Term Incentive: Designed to incentivize and reward achievements that create long-term value and to retain NEOs and align their interests with those of our stockholders.

Our Executive Compensation Practices

What We Do	What We Don’t Do

  Pay for Performance: 72% of our CEO’s target annual compensation and 53% of target annual compensation for our NEOs is variable. This ensures that the interests of our executives are aligned with those of our stockholders.

   Tax Gross-up Provisions for a Change-in-Control: We do not provide gross-up payments for excise and other taxes that could become payable as a result of payments made in connection with a change in control.

  Comprehensive Clawback Policy: We have adopted an incentive compensation recoupment policy that would enable us to recover certain compensation and awards paid to our executives in certain circumstances involving a restatement of financial results.

   Excessive Perquisites: We provide benefits that we believe are standard in the industry to all employees. We offer only limited perquisites that serve a reasonable business purpose, and we do not view perquisites as a significant element of our compensation structure.

What We Do	What We Don’t Do

  Stock Ownership Guidelines: We have stock ownership guidelines that require stock ownership by our executive officers (four times base salary for our CEO and two times base salary for other NEOs) to ensure alignment.

Pledging or Hedging: Our Policy on Insider Trading prohibits employee hedging or pledging of Company securities.

Formulaic Framework: Incentive compensation is based primarily on the Company’s financial results relative to pre-established performance targets.

   Repricing of Option Awards: Under our Stock Incentive Plan, the exercise price of an option may not be decreased, nor may an option be exchanged for one with a lower price, unless approved by stockholders.

  Balanced Performance Metrics: Our incentive compensation plans incorporate a variety of financial and other metrics to ensure that no single factor can inappropriately impact compensation and that the executive team remains focused on the various metrics that are important to the successful execution of our strategy.

   Single-Trigger Accelerated Vesting: All equity awards granted since 2020 provide that a corporate change will not trigger vesting of the related award unless it is followed by the termination of the NEO consistent with our other change in control severance arrangements (i.e., double trigger vesting).

  Rigorous Goal Setting: Incentive compensation targets are intended to be challenging but achievable, considering both absolute performance metrics aligned with our strategic priorities and relative performance against our defined peers.

Evergreen Features: Our Stock Incentive Plan does not allow for automatic replenishment of the share reserve.

What Guides Our Program

Our Compensation Philosophy

Our compensation philosophy is driven by the following guiding principles:

•

Pay for performance: A significant portion of an executive’s total compensation should be variable and linked to the achievement of specific short- and long-term performance objectives. We designed our executive compensation program in such a way that if performance is at or above targeted levels, the executive’s total compensation will be at or above targeted levels. Conversely, if performance is below targeted levels, the executive’s compensation will be below targeted levels.

•

Stockholder alignment: Executives should be compensated through pay elements (base salaries, short and long-term incentives) designed to enhance stockholder value by incentivizing our executives to work towards goals that drive return on stockholder investment.

•

Competitiveness: Target compensation should be competitive with that being offered to individuals in comparable roles at other companies with which we compete for talent to ensure we employ the best people to lead the successful implementation of our business plans and to attract the caliber of executives we need to support the long-term growth of our enterprise.

•	Good governance: Decisions about compensation should be guided by best-practice governance standards and rigorous processes that encourage prudent decision-making and mitigate risk.

The Principal Elements of Pay

Our compensation philosophy is supported by the following principal elements of pay for 2021:

Element		Description & Metrics	Purpose

Base Salary		Delivered in cash and evaluated each year, with any changes effective in the first quarter, based primarily on surveys and market data	Provide a competitive base salary rate relative to similar positions in the market and enable the Company to attract and retain our executive officers

Annual Cash Incentive Compensation

Delivered in cash and based on:

Adjusted EBITDA (60%)

Total Recordable Incident Rate (“TRIR”) (20%), subject to discretionary adjustments based on performance in other EHS areas

Controllable Cost Budget (20%)

Reward executives for delivering on annual financial and performance goals that contribute to stockholder value creation

Metrics added to establish clear tone at the top regarding the importance of EHS and improving productivity

Long-Term Incentive Equity Compensation	Performance- Based RSUs	50% LTI weighting Three-year cliff vest payout based on: (1) Total Shareholder Return (“TSR”) and (2) cumulative free cash flow (“FCF”)

Provide incentives for executives to execute on longer-term financial and strategic goals that drive stockholder value creation

Relative TSR metric used to closely align our executive-level measurement system with the experience of stockholders

Support the Company’s retention strategy

	RSUs	50% LTI weighting Three-year ratable vest; target grant date value based primarily on surveys and market data

Pay Mix

A majority of NEO total direct compensation for 2021 was variable, at approximately 72% for our CEO and approximately 53% for our other NEOs. The following charts illustrate the total direct compensation mix for our NEOs for 2021.

Our Decision-Making Process

Governance of Pay Setting Process

In setting total direct compensation, a consistent approach is applied for all executives:

•	We compare our NEOs to comparable positions within the market in terms of specific duties, responsibilities, and job scope.

•

Each position has an established target annual incentive award opportunity, executive benefits and perquisites. These incentive levels and benefits are reviewed by the Compensation Committee on an annual basis to determine their relative level of competitiveness with the market.

•

We generally target all elements of pay and total direct compensation to be positioned near the 50th percentile of our peer group based on several factors, including the relative size of the Company compared with some of its peers.

•

Individual executive pay positioning will vary based on the requirements of the job (competencies and skills), the executive’s experience and performance, and the organizational structure (internal alignment and pay relationships).

•

We also consider internal pay equity when establishing compensation levels. Currently, we believe that our compensation level for each of our NEOs reflects his or her job responsibility and scope appropriately and scale down from the CEO in a reasonable manner.

•	Exceptions to normal practice may be made based on critical business and people needs.

Role of the Compensation Committee in Establishing Pay Levels

The Compensation Committee (comprised of only independent directors) establishes, reviews and approves all elements of the executive compensation program. A copy of the Compensation Committee Charter is available on our website at ir.trecora.com.

Responsibilities of the Compensation Committee include:

•

The Compensation Committee reviews and approves business goals and objectives relevant to executive compensation, evaluates the performance of the CEO in light of these goals and objectives, and determines and establishes the CEO’s compensation level.

•

Based on review of market data, individual performance and internal pay comparisons, the Compensation Committee independently sets the pay for our CEO and reviews and approves all NEO and other executive pay arrangements.

Role of Management in Establishing Pay Levels

Management has the responsibility for effectively implementing the executive compensation program. Responsibilities of management include:

•

The CEO makes recommendations on program design and pay levels other than his own, where appropriate, and oversees the implementation of such programs and directives approved by the Compensation Committee.

•

The CEO develops pay recommendations for his direct reports and other key executives based on the results of the analysis of current market compensation levels by Pearl Meyer. This includes all of our NEOs (with the exception of the CEO himself).

•	Our CFO provides the financial information used by the Compensation Committee to make decisions with respect to incentive compensation goals and related payouts.

Role of the Compensation Consultant in Establishing Pay Levels

During 2021, the Compensation Committee re-engaged Pearl Meyer to serve as its independent outside executive compensation consultant. The Compensation Committee has used Pearl Meyer since 2010. In connection with its engagement of Pearl Meyer, and based on the information presented to it, the Compensation Committee assessed the independence of Pearl Meyer pursuant to applicable SEC and NYSE rules and concluded that Pearl Meyer’s work for the Compensation Committee did not raise any conflict of interest for 2021. The responsibilities of the compensation consultant include:

•	Pearl Meyer’s primary role is to provide advice and perspective regarding market compensation trends that may impact decisions we make about our executive compensation program and practices.

•

The compensation consultant is responsible for gathering, analyzing and presenting peer group pay practices and relevant data to the Compensation Committee. They do not have the authority to determine pay.

•

The consultant provides periodic updates to the Compensation Committee regarding various tax, accounting and regulatory issues that could have an impact on executive compensation design, administration and/or disclosure.

•	The compensation consultant provides risk assessment of our executive compensation programs and practices.

The Role of the Compensation Peer Group

We compare our executive compensation against a peer group. The peer group shown below was established by the Compensation Committee in 2021 and used for comparative purposes both in the determination of market-based executive compensation levels and as a point of comparison within the performance-based portion of the LTI equity plan in 2021. Peer group proxy data provides sufficient comparisons for the executives, but because the companies are structured differently, not all peers have incumbents in the respective positions. Some jobs have no peer benchmarks available from proxy data, which necessitates the use of industry specific and general industry related surveys as an additional data source. The consultant’s survey data provides expanded data to compare our executives’ positions. Peer group and survey data provides a focal point in the Compensation Committee’s examination of compensation trends across the petrochemical and chemical processing industry. All of the companies in our peer group (listed below) are specialty and/or commodity chemical producers.

Compensation Peer Group

American Vanguard Corp.	Flotek Industries, Inc.	Intrepid Potash, Inc.

Balchem Corporation	FutureFuel Corp.	Kraton Corporation

Chase Corporation	Hawkins Inc.	LSB Industries, Inc.

Core Molding Technologies, Inc.	Innospec Inc	Stepan Company

Peer group market analysis is one of several factors considered in the pay setting process. Peer group practices are analyzed periodically for the pay element making up total direct compensation, and periodically for other elements (such as executive benefits and perquisites). Three years of proxy data were analyzed for each of the Company’s twelve peer companies. In order to emphasize peer and industry LTI practices, proxy data was the primary source used for long-term incentives and total direct compensation to develop market values for the compensation analysis. In addition to peer group comparisons, we also used surveys provided by Pearl Meyer in the pay setting process. Survey sources included proprietary chemical industry and other general industry executive compensation databases. We used a combination of proxy and survey data to develop market values. All data was summarized to relevant statistics (e.g., median, 25th percentile rank and 75th percentile rank), and where applicable, survey data was bracketed to reflect a range of data appropriate for the Company’s revenue scope. Data was segmented by revenue ranges (e.g., $100 million to $500 million) to ensure that the most appropriate information was used in the analysis. The strategy behind the sources of data is to promote the best mix of authorities for competitive positions, utilize industry data for line operations and line executives and some general industry mix to staff executive positions, and balance the proxy data with published authorities to help smooth the volatility of executive changes in our peer group. Market values of cash compensation were correlated to company size as measured by revenue and the data the Compensation Committee considered was size-adjusted where possible to reflect our general revenue level. This process made the market data points directly applicable to the Company.

Compensation and Risk

We believe that our performance-based compensation program creates appropriate incentives to increase long-term stockholder value. This program has been designed and administered in a manner that discourages undue risk-taking by employees. Relevant features of this program include:

•	limits on annual cash incentive and long-term performance awards, thereby defining and capping potential payouts;

•	application of annual incentive metrics that align employees with the common goal of increasing Adjusted EBITDA, improving our EHS performance and our productivity;

•	use of an LTI vehicle that vests over a number of years, thereby providing strong incentives for sustained operational and financial performance;

•

Compensation Committee discretion to adjust payouts under the annual incentive plan to reflect the core operating performance of the company but prohibits discretion for payouts above stated maximum awards;

•	annual bonuses to executives are awarded after the Company’s Adjusted EBITDA for the fiscal year is determined, which means that the annual bonus is delayed; and

•

a substantial portion of our NEOs’ annual total compensation package is variable compensation tied to performance providing alignment with stockholder outcomes through the chosen key performance measures.

Say-on-Pay

At our 2021 Annual Meeting, approximately 91% of stockholders who cast an advisory vote on our say-on-pay proposal voted in favor of our executive compensation program. The Compensation Committee considers the results of our say-on-pay vote as one factor in evaluating our executive compensation practices. We regularly engage in investor outreach to better understand our investors’ concerns and to solicit feedback on our executive compensation program. Our Board and the Compensation Committee greatly value the benefits of maintaining a dialogue with our stockholders to understand their views on our executive compensation program and practices.

2021 Executive Compensation Program

2021 Target Compensation

The table below sets forth the 2021 targeted compensation elements for each of our NEOs. These target amounts represent the amount of realizable compensation at target performance.

Name of Executive	2021 Base Salary	Target Annual Cash Incentive	Target Long- Term Incentive Equity Compensation(2)	Target Total Direct Compensation

Patrick D. Quarles	$591,000	$591,000	$916,050	$2,098,050

S. Sami Ahmad	$311,257	$186,754	$186,754	$684,765

Peter M. Loggenberg	$323,420	$194,052	$177,881	$695,353

Rafael F. Pons(1)	$300,000	$165,000	$165,000	$630,000

Michael W. Silberman	$325,000	$178,750	$178,750	$682,500

(1)

The target compensation amounts for Mr. Pons reflect his increased base salary and target annual and long-term incentive compensation following his promotion to Chief Manufacturing Officer effective May 15, 2021. Mr. Pons’ actual compensation for 2021 reflects pro ration between his base salary and target incentive compensation levels for the periods before and after his promotion. See the information regarding Mr. Pons’ compensation under “Employment and Change in Control Arrangements” and our “2021 Summary Compensation Table” for additional information.

(2)

The compensation amount represents the value of the award on the grant date disregarding any estimates for forfeitures of RSUs granted to the NEOs in the first quarter of 2021 with half vesting over three years and the remainder upon the achievement of certain performance metrics. The compensation does not correspond to the actual value that will be realized by the NEOs.

Base Salary

Base salaries provide for competitive pay based on the market value of the position in order to attract and retain talent needed to run the business. Salaries are reviewed by the Compensation Committee annually. Salary increases may be given based on individual factors, such as competencies, skills, experience, performance and market practices. There are no specific weightings assigned to these individual factors. Annual salary increases are generally effective in the first quarter. Increases may also be given when executives assume new roles or are promoted.

In July 2020, at the request of the Company’s executives and in response to the COVID-19 pandemic, the Compensation Committee agreed to reduce executive salaries by approximately 1.5%. In 2021, the Compensation Committee voted to maintain base salaries at the previously approved ending 2020 levels (which reflect the voluntary salary reductions described above). This austerity compensation measure was relieved by the Compensation Committee in the first quarter of 2022.

Base salary determinations for 2021 and 2022 for our NEOs are set forth below:

Name of Executive	Base Salary 2021	% Change from 2020 (pre-COVID Reductions)	Base Salary 2022	% Change from 2021

Patrick D. Quarles	$591,000	(1.5)%	$620,550	5.0%

S. Sami Ahmad	311,257	(1.4)%	326,820	5.0%

Peter M. Loggenberg	323,420	(1.5)%	339,591	5.0%

Rafael F. Pons(1)	300,000	—	315,000	5.0%

Michael W. Silberman(1)	325,000	—	341,250	5.0%

(1)

Mr. Pons’ base salary was increased to $300,000 in connection with his appointment as Chief Manufacturing Officer of the Company effective May 15, 2021. In addition, neither Mr. Pons nor Mr. Silberman were impacted by the COVID-19 related austerity measures that remained in effect for 2021 as they were not yet executive officers when such measures were enacted.

2021 Annual Cash Incentive Plan

The Compensation Committee adopted the 2021 annual cash incentive plan (the “2021 Bonus Plan”) pursuant to which each of our NEOs was eligible to receive an annual cash bonus for fiscal year 2021.

Calculation of Bonus Payouts

The following formula is the basis for determining annual cash bonus payouts for our NEOs:

NEO’s Target Cash Bonus ($) (Base Salary x Target %)	x	Performance Factor	±	Individual Performance Adjustments (if appropriate)	=	NEO’s Award Payout

The Compensation Committee may exclude or adjust certain items that are outside the normal course of business, unusual and/or infrequent, and not reflective of our core operating performance for that period. Additionally, the CEO has discretion to reduce individual cash bonuses payable to other NEOs by 20% based on the CEO’s personal assessment of their individual performance.

Bonus Targets

Each NEO has an annual incentive target that is expressed as a percentage of base salary. Below are the 2021 annual incentive target percentages for each of our NEOs.

Participant	Target Annual Cash Incentive (as % of Base Salary)	Target Annual Cash Incentive

Patrick D. Quarles	100%	$591,000

S. Sami Ahmad	60%	$186,754

Peter M. Loggenberg	60%	$194,052

Rafael F. Pons(1)	55%	$165,000

Michael W. Silberman	55%	$178,750

(1)

Mr. Pons’ annual incentive target was increased to 55% in connection with his appointment as Chief Manufacturing Officer effective May 15, 2021. Mr. Pons’ annual cash bonus for 2021 was prorated based on his periods of service prior to and after the effective date of his promotion, and the applicable cash bonus target in effect, and base salary paid, for such periods. See the information regarding Mr. Pons’ compensation under “Employment and Change in Control Arrangements” and our “2021 Summary Compensation Table” for additional information.

These target percentages are multiplied by each NEO’s cumulative base salary to arrive at the annual incentive target in dollars. Annual incentive targets are pro-rated for the year in the case of mid-year adjustments.

Performance Goals

The Compensation Committee establishes annual financial and performance goals at threshold, target and maximum levels. Performance relative to these goals determines the performance factors used to determine each NEO’s bonus payment under the annual cash incentive plan.

Threshold, target and maximum performance levels each have a corresponding funding level percentage, and each metric is measured and funded independently. Performance below the threshold level will result in 0% funding, while performance above the maximum level cannot exceed the maximum funding level. Performance that falls between the threshold, target and maximum levels results in interpolated funding between the applicable levels. Each financial or performance metric represents an assigned percentage of the total achievable cash bonus.

Set forth in the table below are the financial and performance metrics selected by the Compensation Committee for the 2021 Bonus Plan, including the percentage of the total achievable cash bonus that each metric represents:

Weight	Goal

60%	Adjusted EBITDA (Financial Goal). The Compensation Committee chose to use Adjusted EBITDA as the primary metric to focus management on the generation and flow of cash. This closely aligns the interests of management with stockholders to maintain a strong balance sheet and preserve investment value. For an explanation of how we calculate Adjusted EBITDA, please see Appendix B—Reconciliation of Non-GAAP Measures.

20%	EHS (Performance Goal). We believe safety culture begins with leadership accountability. We are committed to lowering injury risk and providing a safe working environment. Accordingly, we added an EHS component to our annual cash incentive plan in 2020, and have retained it in the 2021 Bonus Plan. The Compensation Committee selected the 2020 TRIR, the latest TRIR available, published by American Fuel and Petrochemical Manufacturers average for facilities with 600,000 man hours of work or less as the measure of progress in improving our safety culture. Threshold performance was established based on the average of the last three-year TRIR. The Compensation Committee also has the capability to use other safety indicators such as injury severity, process safety incidents and environmental events to apply negative and positive discretion when the Compensation Committee deems appropriate.

20%	Annual Controllable Cost Budget (Productivity Goal). The Compensation Committee also added annual controllable cost as a component of our annual cash incentive plan in 2020, and have retained it in the 2021 Bonus Plan. We believe constant improvement of our productivity is a critical component to annual and long-term success. The Compensation Committee choose annual controllable cost budget as the metric to promote improved productivity.

Process for Determining Performance Goals

Financial, EHS and productivity target amounts are set taking into account business conditions, expectations regarding the probability of achievement, industry benchmarks and historical financial performance. Consistent with our philosophy and approach to setting goals, cash bonus payouts that are above target will be for results that exceed our annual cash incentive plan targets. Targets are set at the beginning of the performance period. The process is summarized below:

Beginning of the Performance Period	During the Performance Period	End of the Performance Period
Adjusted EBITDA goals, TRIR industry benchmark and spending plans are established by the Compensation Committee and management and approved by the Compensation Committee.	Performance against performance metrics is monitored relative to goals.	Management presents actual Adjusted EBITDA results relative to goals, actual controllable cost results and actual TRIR results along with related process safety and environmental performance and the Compensation Committee reviews performance to determine any payouts.

Performance metrics are not to be changed during the performance period; provided that any potential adjustments at the end of the performance period will be at the Compensation Committee’s discretion.

Performance Goals, Actual Results and Performance Factor

Metric	Weighting	Threshold (50% Funding)	Target (100% Funding)	Maximum (200% Funding)	Actual Results	Factor(1)

Adjusted EBITDA ($)	60%	$17.92 million (80% of target)	$22.4 million (2021 budget)	$26.88 million (20% above target)	$21.6 million	0.55

EHS	20%	0.97	0.69	No Injuries No Significant Process Safety Incidents No Environmental enforcements	0.70	0.20

Cost Budget ($)	20%	$84.15 million (10% over budget)	$76.5 million (2021 budget)	$68.85 million (10% under budget)	$75.8 million	0.22

				Total Performance Factor		0.96

(1)	Reflects interpolation between funding levels and rounding.

Performance against metrics resulted in a final payout of 96% or approximately $1.2 million which was paid in 2022.

2022 Annual Cash Incentive Plan

Based on analysis from Pearl Meyer, the Compensation Committee has decided to maintain the design of the 2021 Bonus Plan for 2022. For 2022, the EHS target will continue to be TRIR and will set at a target level of 0.69. Because our Adjusted EBITDA and controllable cost budget targets for 2022 are competitively sensitive, the exact targets will be disclosed in the proxy statement for the 2023 Annual Meeting. The target bonus percentages for our NEOs will remain unchanged from 2021 and will continue to be calculated as a percentage of cumulative base salary.

Long-Term Incentive Plan (Equity Compensation)

2021 LTI Plan Awards

Long-term equity awards provide a strong link between executive pay and stockholder interests. Our NEOs are eligible to receive LTI equity awards under the Trecora Resources Stock and Incentive Plan (as amended, the “Stock Incentive Plan”). For fiscal year 2021, equity awards were granted as a combination of an equal number of performance-based RSU and RSU awards:

•

Performance-based RSU awards are performance-based awards that provide meaningful incentives for management to execute on the longer-term financial and strategic growth goals that drive stockholder value creation. These awards only provide value to the NEOs if relative TSR and FCF performance goals established by the Compensation Committee are achieved over a multi-year period.

•

RSU awards are intended to provide the NEOs with the economic equivalent of a direct ownership interest in the Company during the vesting period and provide the Company with significant retention security regardless of post-grant stock price volatility.

For 2021, the Compensation Committee reviewed market data provided by Pearl Meyer in determining target percentages for each of our NEOs expressed as a percentage of base salary. Below are the 2021 LTI equity target percentages for each of our NEOs.

Name of Employee	Target LTI (as % of Base Salary)	2021 Base Salary	Target LTI

Patrick D. Quarles	155%	$591,000	$916,050

S. Sami Ahmad	60%	$311,257	$186,754

Peter M. Loggenberg	55%	$323,420	$177,881

Rafael F. Pons(1)	55%	$300,000	$165,000

Michael W. Silberman	55%	$325,000	$178,750

(1)

Mr. Pons’ target LTI equity percentage was increased to 55% in connection with his appointment as Chief Manufacturing Officer effective May 15, 2021. Mr. Pons’ annual LTI equity award was prorated based on his service prior to and after the effective date of his promotion, and the applicable LTI equity target in effect, and base salary paid, for such periods. See the information regarding Mr. Pons’ compensation under “Employment and Change in Control Arrangements” and our “2021 Summary Compensation Table” for additional information.

Based on the above target LTI equity amounts and the closing stock price on the applicable grant date, the following awards were granted under the LTI equity plan in 2021 to our NEOs:

Name of Employee	Time Vesting Period #1 2/25/21- 2/25/22	Time Vesting Period #2 2/25/22- 2/25/23	Time Vesting Period #3 2/25/23- 2/25/24	Performance Vesting Period 1/1/21- 12/31/24	Total number of Time and Performance Vesting RSUs

Patrick D. Quarles	21,443	21,444	21,444	64,328	128,659

S. Sami Ahmad	4,371	4,371	4,372	13,116	26,230

Peter M. Loggenberg	4,163	4,164	4,164	12,492	24,983

Rafael F. Pons(1)	3,202	3,204	3,206	9,612	19,224

Michael W. Silberman	4,184	4,184	4,185	12,552	25,105

Total	37,363	37,367	37,371	112,100	224,201

(1)

Reflects the full LTI equity award granted to Mr. Pons in 2021 prorated based on his service prior to and after the effective date of his promotion, and the applicable LTI equity target in effect, and base salary paid, for such periods. See the information regarding Mr. Pons compensation under “Employment and Change in Control Arrangements” and our “2021 Summary Compensation Table” for additional information.

Vesting and Performance Goals

RSUs will vest ratably on the first three anniversaries of the date of grant, subject to the acceleration or forfeiture provisions described below.

Performance-based RSUs will vest as based upon performance over a full three-year performance period (January 1, 2021 – December 31, 2024), subject to the acceleration or forfeiture provisions described below.

Performance-based RSU vesting is conditioned upon TSR relative to our peer group and cumulative FCF compared to targets established at the beginning of the performance period by the Compensation Committee. TSR measures the share price performance of our Company’s stock relative to our peer group. FCF is a non-GAAP financial measure and is defined as the cumulative of net cash provided by operating activities reduced by capital expenditures and mandatory debt repayments over the performance period. As discussed under “The Role of the Compensation Peer Group,” our peer group is reviewed on an annual basis. However, once a peer group is established for a particular performance-based RSU award at the outset of a performance period, the companies within that peer group do not change except in the case of a merger or acquisition.

For the performance-based RSU awards granted in 2021, TSR and FCF are equally weighted resulting in half of the performance-based awards (or 25% of the total LTI equity awards granted in 2021) being allocated to each performance measure. Recipients of performance-based RSUs based on relative TSR may earn between 0% and 200% of the number of performance units granted based upon the following performance payout schedule:

Performance	Percentile Rank	Earned Percent of Target

Below Threshold	<25th	0%

Threshold	25th	50%

Target	50th	100%

Maximum (highest)	100th	200%

Recipients of performance-based RSUs based on cumulative FCF may earn between 0% and 200% of the number of performance units granted based performance against threshold, target and maximum performance goals established by the Compensation Committee at the beginning of the performance period. Because our cumulative FCF targets are competitively sensitive, the exact targets will be disclosed in the proxy statement for our annual meeting of stockholders following the end of the performance period.

If the Company’s percentile rank for a performance measure is between falls between the threshold, target and maximum levels, the earned percentage of target will be determined by interpolation.

Subject to the terms of any separate employment agreement or other arrangement with, or applicable to, a NEO, upon any termination of employment, unvested RSUs will be forfeited unless otherwise determined by the Compensation Committee in its discretion.

2019 Long-Term Incentive Awards – The Completed Performance Period

In 2019, the Compensation Committee granted performance-based RSU awards under the LTI equity plan with a three-year performance period through December 31, 2021. Vesting of the 2019 awards was conditioned upon our Return on Invested Capital (“ROIC”) and Adjusted EBITDA Growth (“EBITDA Growth”) relative to pre-established goals and ranking among our peer group. ROIC was calculated as operating income plus non-cash stock-based compensation expense divided by total assets minus current liabilities plus short-term portion of long-term debt. EBITDA Growth was calculated as cumulative three-year growth in Adjusted EBITDA.

For the 2019 awards, the Compensation Committee certified performance as set forth below:

Relative ROIC Calculation

Performance	Percentile Rank	Earned Percentage

Below Threshold	<25th	0%

Threshold	25th	50%

Target	50th	100%

Maximum (highest)	100th	200%

Actual Relative ROIC	<25th	0%

Adjusted EBITDA Growth Calculation

Performance	Percentile Rank	Earned Percentage

Below Threshold	<25th	0%

Threshold	25th	50%

Target	50th	100%

Maximum (highest)	100th	200%

Actual Relative Adjusted EBITDA Growth	40th	79.8%

Based upon these results, Messrs. Quarles and Ahmad and Dr. Loggenberg vested 16,859, 3,900 and 3,845 shares, respectively, with respect to the performance-based RSUs based on Adjusted EBITDA growth only. Other NEOs were not yet employed by the Company at the time of the 2019 LTI equity award grant and were not eligible to receive such award.

2022 Long-Term Incentive Awards

Based on analysis from Pearl Meyer, the Compensation Committee has decided to maintain the design of the 2021 LTI equity awards for 2022. Consistent with 2021, the LTI equity plan will continue to consist of: (1) 50% of the LTI as performance-based contingent upon a set level of performance using threshold, target and maximum goals, and (2) 50% of the LTI as time-vested. The Compensation Committee has also determined to maintain TSR and cumulative FCF as the metrics for performance-based LTI equity awards.

Other Compensation Practices, Policies and Programs

Stock Ownership Guidelines for Named Executive Officers and Directors

The Board believes that it is important to align the interests of NEOs and non-management directors with the interests of the Company’s stockholders and, therefore, has established expectations with respect to ownership of the Company’s common stock.

NEOs are expected to own an amount of common stock equal to a minimum of two times their annual cash compensation (except with respect to the CEO, who is expected to own an amount of common stock equal to a minimum of four times his or her annual cash compensation). For executive officers that were NEOs at the time the guidelines were adopted, such executive officers are expected to meet the ownership guidelines on or before November 17, 2022. New NEOs are expected to meet the ownership guidelines within five years of being appointed as a NEO.

Non-management directors are expected to own an amount of common stock equal to a minimum of three times their annual cash compensation for Board service. For non-management directors that were members of the Board at the time the guidelines were adopted, such directors were expected to meet the ownership guidelines within a three-year period that began May 16, 2017. New non-employee directors are expected to meet the ownership guidelines within three years of being elected to the Board.

During the above-described transition periods, such executive officers and directors are expected to make reasonable progress, as determined by the Compensation Committee, toward their ownership targets. In the event a director or NEO has not acquired the recommended thresholds, it is expected that such director or NEO will not transfer any Company stock (other than to satisfy any tax obligations on the vesting or distribution of equity awards).

As of the date of this Proxy Statement, all of our NEOs and non-management directors subject to the guidelines have: (i) either reached, or are expected to reach their respective ownership targets following the vesting of certain awards in May 2022; or (ii) are making reasonable progress towards their ownership targets.

Executive Incentive Compensation Recoupment Policy

We have also adopted an Executive Incentive Compensation Recoupment Policy (the “Recoupment Policy”). The Recoupment Policy covers our Section 16 reporting persons under the Exchange Act, which includes our NEOs, and any other officers who are direct reports of our Chief Executive Officer (collectively, the “Covered Officers”). The Recoupment Policy provides that the Board (or the Compensation Committee) will, to the extent permitted by applicable law, seek to recoup incentive compensation (including gains from the sale of vested shares) that was paid to (or vested with) any Covered Officer if, and to the extent that:

•

the amount (or vesting) of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement (other than as a result of a change in accounting principles);

•

the amount (or vesting) of incentive compensation that would have been paid (or, in the case of equity-based compensation, vested) to the Covered Officer had the financial results been properly reported would have been lower than the amount actually paid (or, in the case of equity-based compensation, vested); and

•	the Covered Officer engaged in fraud or misconduct that caused the need for the restatement.

In the case of equity awards that vested based on the achievement of financial results that were subsequently reduced, the Board (or the Compensation Committee) may also seek to recover gains from the sale or disposition of vested shares. In addition, the Board (or the Compensation Committee) may also cancel outstanding equity awards where the Board (or the Compensation Committee) took into account the financial performance of the Company in granting such awards and the financial results were subsequently reduced due to such a restatement.

In the event of material misconduct by a Covered Officer (other than a restatement), the Board will review all incentive compensation paid (or, in the case of equity-based compensation, which vested) to such Covered Officer and (i) cancel all outstanding incentive compensation awards and (ii) recover from such Covered Officer the amount of any gain realized on the sale of shares of the Company that were received from the Company as incentive compensation.

Enforcement of the policy is limited to: (i) restatements that occur within 36 months of the publication of the audited financial statements that have been restated; and (ii) misconduct that occurs within 24 months before such misconduct is reported to the Audit Committee.

Prohibitions on Hedging and Restrictions on Pledging

Our Policy on Insider Trading prohibits the purchase by our directors, executive officers and other employees of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities of the Company held, directly or indirectly, by any director, executive officer or other employee. Our Policy on Insider Trading also prohibits placing any Company stock in margin accounts or pledging of any Company stock as security by our directors, executive officers or other employees.

Perquisites

We provide benefits that we believe are standard in the industry to all employees. These benefits consist of a group medical and dental insurance program for employees and their qualified dependents, group life insurance for employees and their spouses, accidental death and dismemberment coverage for employees, a Company sponsored cafeteria plan and a 401(k) employee savings and investment plan. The Company matches employee deferral amounts, including amounts deferred by NEOs, up to a total of 6% of the employee’s eligible salary, excluding annual cash bonuses, subject to certain regulatory limitations. During 2021, company vehicles were supplied to certain NEOs for business and personal travel. Mr. Silberman also received a housing stipend during 2021. Our use of perquisites as an element of compensation is very limited. We do not view perquisites as a significant element of our comprehensive compensation structure.

Employment and Change in Control Arrangements

Mr. Quarles

In connection with his appointment in December 2018 as President and Chief Executive Officer, Mr. Quarles entered into an employment agreement with the Company. Pursuant to his employment agreement, Mr. Quarles was entitled to an initial annual base salary of $600,000, subject to adjustment on an annual basis by the Board. Under the employment agreement, annual cash and LTI equity award targets were initially set at 100% and 130% of Mr. Quarles base salary, respectively. In addition, Mr. Quarles received a one-time award of 75,000 RSUs (which vested in equal installments over a three-year period) and received a monthly housing allowance of $5,000 which terminated on the one-year anniversary from the effective date of Mr. Quarles’ appointment. Subsequent to his employment agreement, the Board authorized an increase in Mr. Quarles’ LTI equity award target to 135% for 2020 and 155% for 2021.

Dr. Loggenberg

Contemporaneously with the acquisition of Trecora Chemical in October 2014, the Company entered into an employment contract and severance agreement and covenant not to compete, solicit and disclose with Dr. Loggenberg. Effective March 7, 2018, Dr. Loggenberg’s employment contract was amended to reflect his change in appointment from President of Trecora Chemical to Chief Sustainability Officer of the Company. In February 2019, Dr. Loggenberg’s employment contract was further modified to provide for payment of a base salary of $323,420, subject to adjustment on an annual basis by the Board. He also received a $35,000 signing bonus and grant of 7,000 restricted shares of the Company’s common stock, both in 2014, and a grant of 4,400 RSUs of the Company’s common stock in February 2019.

Mr. Pons

In connection with his appointment in May 2021 as Chief Manufacturing Officer, Mr. Pons executed an offer letter with the Company. Pursuant to his offer letter, Mr. Pons is entitled to an annual base salary of $300,000, subject to adjustment at the discretion of the Company from time to time. Under the offer letter, Mr. Pons’ annual cash bonus target was set at 55% and prorated for the periods of service prior to and after May 15, 2021 as follows: (i) for the period from January 1, 2021 to May 15, 2021, prorated annual cash bonus target set at 40% of the cumulative base salary for the same period; (ii) for the period from May 15, 2021 to December 31, 2021, prorated annual cash bonus target set at 55% of the new base salary for the same period; and (ii) for future calendar years, an annual cash bonus target set at 55% of the cumulative base salary earned in such applicable calendar year. In addition, Mr. Pons’ annual LTI equity award target was set at 55% and prorated for the periods of service prior to and after May 15, 2021 as follows: (i) on February 25, 2021, Mr. Pons was granted 12,640 RSUs based on his then-current annual LTI equity award target of his then current salary (40% of $225,000); on May 15, 2021, Mr. Pons LTI equity award was prorated and increased by an additional number of RSUs for the period from May 15, 2021 to December 31, 2021 based upon his new annual LTI equity award target of the new base salary (55% of $300,000); and (iii) for future calendar years, Mr. Pons’ annual LTI equity award target will be 55% of his base salary in effect at the time of such grant in such applicable calendar year, all such annual LTI equity award targets being subject to adjustment at the discretion of the Company from time to time.

Mr. Silberman

In connection with his appointment in June 2020 as General Counsel and Secretary, Mr. Silberman executed an offer letter with the Company. Pursuant to his offer letter Mr. Silberman is entitled to an annual base salary of $325,000 per year, subject to adjustment in the discretion of the Company from time to time. Under the offer letter, Mr. Silberman’s annual cash bonus and LTI award targets were each set at 55% of Mr. Silberman’s base salary. In addition, Mr. Silberman received a one-time award of the equivalent of $240,000 in RSUs, which vest in annual 1/3 increments over a three-year period subject to continued employment. Mr. Silberman also received a housing and relocation package of (i) $5,000 per month for the first 12 months of his employment, and (ii) a lump sum of $35,000 upon relocation to Houston, Texas. In light of the ongoing COVID-19 pandemic, Mr. Silberman’s monthly housing allowance was extended at a lower amount of $3,500 per month until end of June 2022.

Mr. Quarles’ employment agreement, Dr. Loggenberg’s severance agreement and Mr. Silberman’s offer letter also include provisions providing for certain payments upon termination and/or a change in control. For a discussion of these provisions, please see “Potential Payments upon Termination or Change in Control—Employment Agreements and Offer Letters” below. In addition, our NEOs are entitled to certain severance benefits in the event of a change in control. Please see “Potential Payments upon Termination or Change in Control—Other Change in Control Severance Arrangements” below for information about these arrangements.

Regulatory Considerations

We account for the equity compensation expense for our executives under Financial Accounting Standards Board Accounting Standards Codification 718 (“ASC 718”), which requires us to estimate and record an expense for each award of equity compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), compensation paid to certain of our executive officers in excess of $1 million is not tax deductible. For taxable years beginning prior to December 31, 2017, compensation that constituted “qualified performance-based compensation” under Section 162(m) was excluded from the deductibility limit. However, the exemption from the Section 162(m) deduction limit for qualified performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017. The repeal means that compensation paid to our covered executive officers in excess of $1 million will not be deductible even if it was intended to constitute qualified performance-based compensation, unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

While the Compensation Committee considers tax deductibility as one of several relevant factors in determining executive compensation, it considers its primary goal to design compensation strategies that further the best interests of our stockholders. In certain cases, the Compensation Committee may determine that the amount of tax deductions lost is not significant when compared to the potential opportunity a compensation program provides for creating long-term stockholder value. The Compensation Committee therefore retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if some or all of it may be non-deductible.

COMPENSATION COMMITTEE REPORT

Management has prepared the CD&A of the compensation program for NEOs (beginning on page 35). The Compensation Committee has reviewed and discussed the CD&A for 2021 with management and our compensation consultant. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement. This report is provided by the following independent directors who comprised the Compensation Committee at the time of the review of the CD&A:

Compensation Committee

Gary K. Adams

Pamela R. Butcher

Adam C. Peakes

Karen A. Twitchell

ADDITIONAL EXECUTIVE COMPENSATION INFORMATION

2021 Summary Compensation Table

The following table sets forth information regarding 2021 compensation for each NEO. This table should be read in conjunction with the explanations provided above in the CD&A. It sets forth summary compensation information for our NEOs.

Name and Principal Position	Year	Salary ($)	Stock Award(s) ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Patrick D. Quarles President and Chief Executive Officer	2021	591,000	916,052	567,360	20,281	2,094,693
	2020	595,742	809,998	372,330	19,084	1,797,154
	2019	600,000	780,000	838,407	73,179	2,291,586

S. Sami Ahmad Chief Financial Officer and Treasurer	2021	311,257	186,758	179,284	32,531	709,830
	2020	311,321	189,469	98,046	27,936	626,772
	2019	298,113	180,439	209,602	39,277	727,431

Dr. Peter M. Loggenberg Chief Commercial and Sustainability Officer	2021	323,420	177,879	186,290	25,550	713,139
	2020	325,230	180,557	122,253	23,491	651,531
	2019	329,135	218,537	270,806	44,357	862,835

Rafael F. Pons(4) Chief Manufacturing Officer	2021	269,713	136,875	137,216	18,897	562,701

Michael W. Silberman General Counsel and Corporate Secretary	2021	325,000	178,748	171,600	70,531	745,879
(1)

This column represents the dollar amounts for the years shown of the grant date fair value of RSU awards that were granted in those years, calculated in accordance with SEC rules. For purposes of the time-based RSU awards granted in 2021, fair value is calculated using the closing price of a share of our stock on the date of grant. For purposes of the performance-based RSU awards granted in 2021, fair value is calculated based on the probability of attaining the target performance goals on the date of grant. Assuming that maximum performance was the probable outcome on the date of grant, the grant date value of the performance-based RSU awards granted in 2021 would have been $458,015, $93,386, $68,437, $88,101 and $89,370 for each of Messrs. Quarles, Ahmad, Loggenberg, Pons and Silberman, respectively. For purposes of the performance-based RSU awards granted in 2020, fair value is calculated based on the probability of attaining the target performance goals on the date of grant. Assuming that maximum performance was the probable outcome on the date of grant, the grant date value of the performance-based RSU awards granted in 2021 would have been $404,989, $94,731, $90,272 and $52,137 for each of Messrs. Quarles, Ahmad, Loggenberg and Silberman, respectively. For purposes of the time-based RSU awards granted in 2019, fair value is calculated using the closing price of a share of our stock on the date of grant. For purposes of the performance-based RSU awards granted in 2019, fair value is calculated based on the probability of attaining the target performance goals on the date of grant. Assuming that maximum performance was the probable outcome on the date of grant, the grant date value of the performance-based RSU awards granted in 2019 would have been $389,986, $90,214 and $88,940 for each of Messrs. Quarles, Ahmad and Loggenberg, respectively. Amounts for all years do not correspond to the actual value that will be realized by the NEOs. For information on the valuation assumptions used in calculating the amounts in this column, see “Note 2 – Summary of Significant Accounting Policies – Share-Based Compensation” and “Note 15– Share-Based Compensation” in the Consolidated Financial Statements in the 2021 Form 10-K.

(2)	Payments under our annual cash incentive plan were calculated based on each NEO’s actual cumulative base pay in 2021.

(3)	See the 2021 All Other Compensation Table below for additional information.

(4)

Amounts presented for Mr. Pons reflect pro ration based on his service prior to and after the effective date of his promotion to Chief Manufacturing Officer effective May 15, 2021, and the applicable incentive compensation targets in effect, and base salary paid, for such periods. See the information regarding Mr. Pons’ compensation under “Employment and Change in Control Arrangements” for additional information.

2021 All Other Compensation Table

We provided our NEOs with additional benefits, reflected in the table below for 2021, that we believe are reasonable, competitive and consistent with the Company’s overall executive compensation program. The costs of these benefits constitute only a small percentage of each NEO’s total compensation.

Name of Executive	Company 401(k) Contributions	Holiday Bonus	Personal Use of Company Car	Long Term Disability	Life Insurance Premiums	Housing	Total

Patrick D. Quarles	$17,400	$661	$—	$324	$1,896	$ —	$20,281

S. Sami Ahmad	17,400	661	12,250	324	1,896	—	32,531

Peter M. Loggenberg	18,146	661	4,523	324	1,896	—	25,550

Rafael F. Pons	16,096	661	—	324	1,816	—	18,897

Michael W. Silberman	18,150	661	—	324	1,896	49,500	70,531

Grants of Plan-Based Awards

The following table presents information concerning plan-based awards granted to each NEO during 2021 under the Stock Incentive Plan. The table also provides the range of bonus awards that could have become payable pursuant to the annual cash incentive plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards:

Name of Executive	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)

Patrick D. Quarles	2/25/21	2/14/21	—	—	—	32,164	64,328	128,656	64,331	916,052
	—	—	295,500	591,000	1,182,000	—	—	—	—	—

S. Sami Ahmad	2/25/21	2/14/21	—	—	—	6,558	13,116	26,232	13,114	186,758
	—	—	93,377	186,754	373,508	—	—	—	—	—

Peter M. Loggenberg	2/25/21	2/14/21	—	—	—	6,246	12,492	24,984	12,491	177,879
	—	—	97,026	194,052	388,104	—	—	—	—	—

Rafael F. Pons(5)	2/25/21	2/14/21	—	—	—	4,806	9,612	19,224	9,612	136,875
	—	—	82,500	165,000	330,000	—	—	—	—	—

Michael W. Silberman	2/25/21	2/14/21	—	—	—	6,276	12,552	25,104	12,553	178,748
	—	—	89,375	178,750	357,500	—	—	—	—	—

(1)

Represents the threshold, target and maximum amount of awards that could have been paid pursuant to the 2021 Bonus Plan. Payouts of approximately $1.2 million were awarded under 2021 Bonus Plan. This amount was paid in the first quarter of 2022.

(2)

Represents the threshold, target and maximum number of shares that could be subject to the performance-based RSU awards granted in 2021 under the Stock Incentive Plan. Fifty percent of the performance awards will be calculated based upon TSR, and the remaining fifty percent will be based on cumulative FCF. The actual number of shares that may become vested will be determined as of December 31, 2024, the end of the performance period.

(3)

Represents time-based restricted stock awards, granted at a closing price on February 25, 2021, of $7.12 per share which will vest ratably over a three-year period. These awards were granted under the Stock Incentive Plan.

(4)	Represents the aggregate grant date fair value of both the time-based and performance-based awards granted on February 25, 2021.

(5)

Amounts presented for Mr. Pons reflect pro ration based on his service prior to and after the effective date of his promotion to Chief Manufacturing Officer effective May 15, 2021, and the applicable incentive compensation targets in effect, and base salary paid, for such periods. See the information regarding Mr. Pons’ compensation under “Employment and Change in Control Arrangements” for additional information.

For additional discussion regarding our 2021 Summary Compensation Table and grants of plan-based awards, see “What Guides our Program” on page 37.

2021 Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning outstanding equity awards held by the NEOs. This table includes unexercised (both vested and unvested) option and RSU awards that were still outstanding as of December 31, 2021. Each equity grant is shown separately for each NEO.

	Stock Awards
Name of Executive	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Patrick D. Quarles

2019 RSU (Time-Based)	14,085	113,807	—	—

2019 RSU (ROIC)	—	—	21,126	170,698

2019 RSU (EBITDA Growth)	—	—	21,126	170,698

2020 RSU (Time-Based)	41,538	335,627	—	—

2020 RSU (ROIC)	—	—	31,154	251,724

2020 RSU (EBITDA Growth)	—	—	31,154	251,724

2021 RSU (Time-Based)	64,331	519,794	—	—

2021 RSU (TSR)	—	—	32,164	259,885

2021 RSU (FCF)	—	—	32,164	259,885
S. Sami Ahmad

2019 RSU (Time-Based)	3,259	26,333	—	—

2019 RSU (ROIC)	—	—	4,887	39,487

2019 RSU (EBITDA Growth)	—	—	4,887	39,487

2020 RSU (Time-Based)	9,716	78,505	—	—

2020 RSU (ROIC)	—	—	7,287	58,879

2020 RSU (EBITDA Growth)	—	—	7,287	58,879

2021 RSU (Time-Based)	13,114	105,961	—	—

2021 RSU (TSR)	—	—	6,558	52,989

2021 RSU (FCF)	—	—	6,558	52,989
Peter M. Loggenberg

2019 RSU (Time-Based)(1)	1,467	11,853	—	—

2019 RSU (Time-Based)	3,212	25,953	—	—

2019 RSU (ROIC)	—	—	4,818	38,929

2019 RSU (EBITDA Growth)	—	—	4,818	38,929

2020 RSU (Time-Based)	9,260	74,821	—	—

2020 RSU (ROIC)	—	—	6,944	56,108

2020 RSU (EBITDA Growth)	—	—	6,943	56,099

2021 RSU (Time-Based)	12,491	100,927	—	—

2021 RSU (TSR)	—	—	6,246	50,468

2021 RSU (FCF)	—	—	6,246	50,468

	Stock Awards
Name of Executive	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Rafael F. Pons

2020 RSU (Time-Based)	4,617	37,305	—	—

2020 RSU (ROIC)	—	—	3,462	27,973

2020 RSU (EBITDA Growth)	—	—	3,462	27,973

2021 RSU (Time-Based)	9,611	77,657	—	—

2021 RSU (TSR)	—	—	4,806	38,832

2021 RSU (FCF)	—	—	4,807	38,841
Michael W. Silberman

2020 RSU (Time-Based)(1)	24,578	198,590	—	—

2020 RSU (Time-Based)	5,348	43,212	—	—

2020 RSU (ROIC)	—	—	4,010	32,401

2020 RSU (EBITDA Growth)	—	—	4,011	32,409

2021 RSU (Time-Based)	12,553	101,428	—	—

2021 RSU (TSR)	—	—	6,276	50,710

2021 RSU (FCF)	—	—	6,276	50,710

(1)

The 2019 time-based RSU awards granted on February 12, 2019 to Dr. Loggenberg were part of his letter agreement and vest as follows: one third on February 12, 2020, 2021, and 2022, respectively. The 2020 time-based RSU awards granted on June 1, 2020 to Mr. Silberman were part of his offer letter and vest as follows: one third on June 1, 2021, 2022, and 2023, respectively.

(2)

The 2019 time-based RSU awards were granted on February 15, 2019, and vest as follows: one third on February 15, 2020, 2021, and 2022, respectively. The 2020 time-based RSU awards were granted on February 13, 2020, and vest as follows: one third on February 13, 2021, 2022, and 2023, respectively. The 2021 time-based RSU awards were granted on February 25, 2021, and vest as follows: one third on February 25, 2022, 2023, and 2024, respectively.

(3)

The market value of stock reported is calculated by multiplying the number of shares by the closing market price on December 31, 2021, the last day of trading on the NYSE for 2021, which was $8.08 per share.

(4)

The 2019 ROIC RSU awards and 2019 EBITDA Growth RSU awards were granted on February 15, 2019 and have a three-year performance period. Payouts will range from 0% to 200% of the target award. The number shown represents the payout assuming threshold performance. For more information on these awards and the associated performance metrics, please see “—2021 Executive Compensation Program—Long-Term Incentive Plan (Equity Compensation),” above.

(5)

The 2020 ROIC RSU awards and 2020 EBITDA Growth RSU awards were granted on February 13, 2020 and have a three-year performance period. Payouts will range from 0% to 200% of the target award. The number shown represents the payout assuming threshold performance. For more information on these awards and the associated performance metrics, please see “—2021 Executive Compensation Program—Long-Term Incentive Plan (Equity Compensation),” above.

(6)

The 2021 TSR RSU awards and 2021 FCF RSU awards were granted on February 25, 2021 and have a three-year performance period. Payouts will range from 0% to 200% of the target award. The number shown represents the payout assuming threshold performance. For more information on these awards and the associated performance metrics, please see “—2021 Executive Compensation Program—Long-Term Incentive Plan (Equity Compensation),” above.

2021 Stock Awards Vested

The following table presents information concerning NEO stock awards that vested during the fiscal year ended December 31, 2021:

	Stock awards
Name of Executive	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Patrick D. Quarles	59,854	460,502
S. Sami Ahmad	10,451	74,898
Peter M. Loggenberg	12,028	86,198
Ralph F. Pons	2,308	16,571
Michael W. Silberman	14,961	120,691

(1)	Amounts reflected in this column are based on the closing price of the Company’s common stock on the date or dates of vesting for each NEO’s restricted stock award.

No Pension Benefits, Nonqualified Defined Contribution, or other Nonqualified Deferred Compensation for 2021

We do not provide any pension benefits, nonqualified defined contribution or other deferred compensation plans for our NEOs.

Potential Payments upon Termination or Change in Control

Employment Agreements and Offer Letters

Mr. Quarles

Pursuant to his employment agreement, if Mr. Quarles is terminated (including (i) due to death or disability or (ii) for “cause” or by Mr. Quarles without “good reason” (each as defined in his employment agreement)), he (or his estate or beneficiaries, as applicable) will be entitled to receive (a) any accrued and unpaid base salary through the date of termination, (b) reimbursement for any reimbursable business expenses and (c) such benefits as may be provided under the terms of the Company’s benefits plans.

If Mr. Quarles is terminated by the Company without cause or Mr. Quarles resigns for good reason, other than in the context of a “corporate change” (as defined in our LTI equity plan), he would also be entitled to receive:

•	a lump sum payment in an amount equal to twelve months of his then base salary;

•	Mr. Quarles’ annual cash incentive award for the year in which termination occurs, prorated for the portion of the year in which Mr. Quarles worked and calculated based on target performance; and

•	all unvested RSUs granted in connection with his appointment and all other time-vesting awards under our LTI equity plan will immediately vest.

In the event Mr. Quarles is terminated by the Company without cause or Mr. Quarles resigns for good reason within eighteen months following a corporate change, he would also be entitled to receive:

•	a lump sum payment in an amount equal to twenty-four months of his then base salary;

•	Mr. Quarles’ annual cash incentive award for the year in which termination occurs, prorated for the portion of the year in which Mr. Quarles worked and calculated based on target performance; and

•	all unvested RSUs granted in connection with his appointment and all other time-vesting awards under our LTI equity plan will immediately vest.

All severance payments not required by law are subject to Mr. Quarles’ compliance with the surviving portions of his employment agreement and execution of an irrevocable release of claims in favor of the Company and related parties. Mr. Quarles’ employment agreement includes customary non-disclosure, non-competition and non-solicitation covenants.

Dr. Loggenberg

Pursuant to his severance agreement, if Dr. Loggenberg is terminated by the Company other than for “good cause” (as defined in his severance agreement), he will be entitled to receive a lump sum payment in an amount equal to one year of his then base salary (excluding bonuses, grants of stock and /or stock options, profit sharing, benefits, and perquisites). The cash severance shall be payable in six equal monthly installments. Dr. Loggenberg’s severance agreement includes customary non-disclosure, non-competition and non-solicitation covenants.

Mr. Silberman

Pursuant to his offer letter, if Mr. Silberman is terminated by the Company other than for just cause, he will be entitled to receive an amount equal to (a) any accrued and unpaid base salary through the date of termination, (b) reimbursement for any reimbursable business expenses, (c) wages for any accrued and unused vacation through the date of termination and (d) a lump sum separation payment equal to (i) 12 months of then-current base salary and (b) one-year target cash bonus (based on Mr. Silberman’s annual bonus target percentage).

Other Change in Control Severance Arrangements

Under the Trecora Resources Stock and Incentive Plan. Pursuant to the terms of our LTI equity plan, unless otherwise provided in an individual award agreement, upon the occurrence of a “corporate change” all outstanding awards will become fully vested and exercisable, free of applicable restrictions, and all performance criteria will be deemed to have been achieved at maximum levels (with payments in respect of performance awards paid pro rata to the effective date of the corporate change). The individual award agreements governing outstanding RSUs prior to 2020 provide for immediate vesting of such awards upon a corporate change (unless otherwise provided in an employment agreement). The 2020 award agreements provide, and it is the Company’s intention that future award agreements will provide that a corporate change will not trigger vesting of the related award unless it is followed by the termination of the NEO consistent with our other change in control severance arrangements (i.e., double trigger vesting).

Subject to the terms of any separate employment agreement with an NEO, upon any termination of employment other than following a corporate change, unvested RSUs will be forfeited unless otherwise determined by the Compensation Committee in its discretion.

Under the Change in Control Severance Plan and Letter Agreement with Mr. Ahmad. Subject to the terms of any separate employment agreement, our NEOs are entitled to certain severance benefits in connection with a “corporate change” (as defined in our LTI equity plan) under our Change in Control Severance Plan (“Severance Plan”) and, with respect to Mr. Ahmad, a separate letter agreement (the “Letter Agreement”).

In accordance with the Severance Plan and the Letter Agreement, if an NEO’s employment with the Company is terminated by the Company without “cause” or by such NEO for “good reason” (each as defined in the Severance Plan or the Letter Agreement, as applicable), in each case within 18 months following the consummation of a corporate change, the NEO would be entitled to receive:

•	a lump sum payment in an amount equal to twelve months of his or her then base salary;

•	the NEO’s annual cash incentive award for the year in which termination occurs, prorated for the portion of the year in which the NEO worked and calculated based on target performance; and

•	all of the participant’s equity grants under the Company’s LTI plan will immediately vest.

Receipt by a participant of payments under the Severance Plan is conditioned upon the execution and delivery of a general waiver and release agreement.

The table below discloses the amount of compensation and/or other benefits due to our NEOs in the event of a change in control (which we refer to as a corporate change) or their termination of employment, assuming such change in control or termination of employment occurred on December 31, 2021. These values are considered to be our best estimates of values potentially due to our NEOs, but actual values could not be determined until an actual termination of employment or a change in control event were to occur.

Name and Triggering Event	Severance Payment ($)		Acceleration and Vesting of Equity Awards ($)(1)		Total ($)
Patrick D. Quarles

Retirement, resignation without good reason or termination with cause	$—		$—		$—

Termination without cause or resignation with good reason	1,182,000		969,228		2,151,228

Termination without cause or resignation with good reason within eighteen months following a corporate change	1,773,000		2,333,843	(2)	4,106,843

Upon death or disability	—		—		—
S. Sami Ahmad

Retirement, resignation without good reason or termination with cause	$—		$—		$—

Termination without cause or resignation with good reason	—		—		—

Termination without cause or resignation with good reason within eighteen months following a corporate change	498,011		513,508	(2)	1,011,519

Upon death or disability	—		—		—
Peter M. Loggenberg

Retirement, resignation without good reason or termination with cause	$—		$—		$—

Termination without cause or resignation with good reason	323,420	(3)	—		323,420

Termination without cause or resignation with good reason within eighteen months following a corporate change	517,472		504,556	(2)	1,022,028

Upon death or disability	—		—		—
Rafael F. Pons

Retirement, resignation without good reason or termination with cause	$—		$—		$—

Termination without cause or resignation with good reason	—		—		—

Termination without cause or resignation with good reason within eighteen months following a corporate change	465,000		248,581		713,581

Upon death or disability	—		—		—
Michael W. Silberman

Retirement, resignation without good reason or termination with cause	$—		$—		$—

Termination without cause or resignation with good reason	503,750		—		503,750

Termination without cause or resignation with good reason within eighteen months following a corporate change	503,750		509,460		1,013,210

Upon death or disability	—		—		—

(1)

The value in this column represents an amount equal to the number of shares of common stock underlying the executive officer’s awards that would vest upon the circumstances described as of December 31, 2021 multiplied by the closing market price of our common stock on December 31, 2021 ($8.08), which was the last trading day of 2021.

(2)

These values including amounts related to the acceleration of awards outstanding as of December 31, 2021 that were issued prior to 2020 and accelerate upon a corporate change (without termination) as described under “Other Change in Control Severance Arrangements — Under the Trecora Resources Stock and Incentive Plan.” As noted above, all awards granted since 2020 provided, and it is our intention that future award agreements will provide, that a corporate change will not trigger vesting of the related award unless it is followed by the termination of the NEO consistent with our other change in control severance arrangements. All remaining awards granted prior to 2020 had vesting dates in the first quarter 2022.

(3)	Under Mr. Loggenberg’s severance agreement, he is entitled to this cash payment only in connection with his termination other than for good cause (as defined in the severance agreement).

  DIRECTOR COMPENSATION

General

Our non-employee directors receive annual directors’ fees and equity grants in such amounts as recommended by the Compensation Committee and approved by our Board.

The components of our current directors’ fee policy and equity compensation programs that apply to all of our non-employee directors are set out below. Any director, who is also one of our employees, receives no additional compensation for his or her service as a director or as a member of any Committee of the Board.

Directors’ Fee Policy

Annual cash stipend for each non-employee Board member	$70,000/year
Additional cash stipend for service as Independent Chair of the Board	$40,000/year
Additional cash stipend for service as Chair of the Audit Committee	$15,000/year
Additional cash stipend for service as Chair of the Compensation Committee	$10,000/year
Additional cash stipend for service as Chair of the Nominating and Governance Committee	$10,000/year

Equity Compensation for Directors

The Company grants RSUs to non-employee directors on an annual basis.

Per Diem Compensation

The directors’ fee policy allows per diem payments of $500 per day for non-employee directors in connection with the participation and fulfillment of certain Board duties (not including Board and committee meetings). Additionally, the Company reimburses travel-related expenses for in-person attendance by our Board members at regularly scheduled Board and committee meetings. There were no payments to directors for per diem compensation in 2021.

Non-Employee Director Compensation for 2021

The following table provides a summary of compensation earned by non-employee members of our Board during the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)(1)	Stock awards ($)(2)(3)	Total ($)
Gary K. Adams	80,000	75,000	155,000
Pamela R. Butcher	80,000	75,000	155,000
Nicholas N. Carter	70,000	75,000	145,000
Adam C. Peakes	85,000	75,000	160,000
Janet S. Roemer	70,000	75,000	145,000
Karen A. Twitchell	110,000	75,000	185,000

(1)	In the aggregate, this column includes committee chair fees for 2021 in the amount of $35,000, Company Board fees in the amount of $420,000, and Board Chair fees in the amount of $40,000.

(2)

Represents the aggregate grant date fair value of RSU awards granted to the non-employee directors in 2021, pursuant to ASC 718, disregarding any estimates for forfeitures. These amounts reflect the Company’s total estimated accounting expense and may not correspond to the actual value that will be realized by the non-employee directors. For information on the valuation assumptions, see “Note 2 – Summary of Significant Accounting Policies – Share-Based Compensation” and “Note 15 – Share-Based Compensation” in the Consolidated Financial Statements in the 2021 Form 10-K.

(3)	As of December 31, 2021, aggregate outstanding RSU awards for each director is set forth below.

Name	Aggregate Outstanding RSUs
Gary K. Adams	10,533
Pamela R. Butcher	10,533
Nicholas N. Carter	10,533
Adam C. Peakes	10,533
Janet S. Roemer	10,533
Karen A. Twitchell	13,011

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or has been an executive officer of our Company or had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. In addition, none of our executive officers has served as a member of a board of directors or a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a member of our Board or our Compensation Committee. Accordingly, the Compensation Committee members have no interlocking relationships required to be disclosed under SEC rules and regulations. Also, no two directors serve together on both our Board and other public company boards or committees.

  SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information regarding our equity compensation plans as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (1)	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,053,444	$$11.16	864,630
Equity compensation plans not approved by security holders	—	—	—
Total	1,053,444	$$11.16	864,630

(1)

Column (a) includes shares issuable pursuant to outstanding RSUs under the Stock Incentive Plan. RSU awards are not reflected in the exercise price in column (b) as these awards do not have an exercise price.

  CEO PAY RATIO

We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K (the “Pay Ratio Rule”).

For 2021, our last completed fiscal year, we identified a new “median employee” based on the steps outlined below. The median employee’s annual total compensation, as calculated in accordance with the Pay Ratio Rule (the same method used for the CEO’s annual total compensation provided in the 2021 Summary Compensation Table above) was $97,162. The annual total compensation of our CEO for such year, as calculated in accordance with the Pay Ratio Rule, was $2,094,693, thereby making our CEO to median employee ratio 22:1.

To identify the median employee, we took the following steps:

•

We determined that as of December 31, 2021, our employee population consisted of approximately 290 individuals with all of these individuals located in the U.S. This population consisted of our full-time, part-time, and temporary employees.

•

We identified the median employee from our employee population by listing all employees based on gross wages received for 2021 and calculating the median. The list for calculating the median excluded the CEO.

•	Since all our employees are located in the U.S., as is our CEO, we did not make any cost-of-living adjustments in identifying the median employee.
•

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and as required under the Pay Ratio Rule.

GENERAL INFORMATION

  STOCK OWNERSHIP

The following table sets forth information, as of April 26, 2022, concerning beneficial ownership of Company common stock by:

•	Company non-employee directors;

•	Each of our NEOs;

•	Current directors and Company executive officers as a group; and

•	All individuals owning more than 5% of the Company’s outstanding common stock.

The information provided in the table is based on the Company’s records, information filed with the SEC and information provided to the Company, except where otherwise noted.

The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire within 60 days of April 26, 2022, through the exercise of any stock option or other right.

Except as indicated in the footnotes below, we believe, based on the information furnished or available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to community property laws where applicable. Unless otherwise indicated, the address for each 5% stockholder, director and executive officer listed below is c/o Trecora Resources, 1650 Highway 6 South, Suite 190, Sugar Land, TX 77478.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Note	Percent of Class(8)

Current Non-Employee Directors

Gary K. Adams	139,153	2,3	*

Pamela R. Butcher	43,894	3	*

Nicholas N. Carter	561,344	2,3	2.36%

Adam C. Peakes	28,679	3	*

Janet S. Roemer	45,223	3	*

Karen A. Twitchell	51,942	3	*

Named Executive Officers

S. Sami Ahmad	33,552		*

Peter M. Loggenberg	69,277		*

Rafael F. Pons	5,590		*

Patrick D. Quarles	318,365		1.35%

Michael W. Silberman	27,217	3	*

All directors and executive officers as a group (11 persons)	1,324,236	2,3,7	5.52%

Individuals with beneficial ownership of more than 5% of outstanding Common Stock

Funds affiliated with Pangaea Ventures, L.P., Ortelius Advisors, L.P. and Mr. Peter DeSorcy	2,674,683	4	11.31%

Bradley L. Radoff	2,147,000	5	9.08%

Yacktman Asset Management LP	1,610,000	6	6.81%

*	Indicates beneficial ownership of less than 1% of shares outstanding.

(1)	Unless otherwise indicated, to the knowledge of the Company, the owner has sole voting and investment power.

(2)

Includes 250,000 aggregate shares, which these directors have the right to acquire through the exercise of presently exercisable stock options. These options are held as follows: Mr. Adams 100,000 shares and Mr. Carter 150,000 shares.

(3)

Includes 77,964 aggregate shares, which these directors and NEO have the right to acquire presently or upon vesting of RSUs within 60 days. These shares are held as follows: Mr. Adams 10,533 shares; Mr. Carter 10,533 shares; Ms. Butcher 10,533 shares; Mr. Peakes 10,533 shares; Ms. Roemer 10,533 shares; Ms. Twitchell 13,011 shares; and Mr. Silberman 12,288.

(4)

As reported in Amendment No. 5 to Schedule 13D filed jointly by Pangaea Ventures, L.P., Ortelius, Mr. Peter DeSorcy, Temnein Ventures III, L.P. and Panthalassa Ventures, L.P. (collectively, the “Pangaea Entities”) with the SEC on February 7, 2022, for their holdings as of February 7, 2022. Each of Ortelius and Mr. DeSorcy reported having shared power to vote 2,674,683 shares of common stock and shared power to dispose of 2,674,683 shares of common stock. Pangaea Ventures, L.P. reported having shared power to vote 2,328,024 shares of common stock and shared power to dispose of 2,328,024 shares of common stock. Temnein Ventures III, L.P. reported having shared power to vote 346,659 shares of common stock and shared power to dispose of 346,659 shares of common stock. According to such filing, Ortelius is the investment manager of Pangaea Ventures, L.P., Temnein Ventures III, L.P. and Panthalassa Ventures, L.P. and Mr. DeSorcy is the Managing Member of the general partner of Ortelius, a Managing Member of Ortelius, and has a controlling interest in Ortelius, and, as a result, Mr. DeSorcy may be deemed to beneficially own the securities beneficially owned by Pangaea Ventures, L.P., Temnein Ventures III, L.P. and Panthalassa Ventures, L.P. Each of the Pangaea Entities principal business office address is 450 Park Avenue, Suite 2700, New York, NY 10022.

(5)

As reported in Amendment No. 3 to Schedule 13D filed jointly by Bradley L. Radoff (“Mr. Radoff”), The Radoff Family Foundation (“The Foundation”), The K. Peter Heiland 2008 Irrevocable Trust (“The Trust”), JEC II Associates, LLC (“JEC II”), and Michael Torok (“Mr. Torok”, and collectively with Mr. Radoff, the Foundation, The Trust, and JEC II, the “The Radoff Entities”) with the SEC on March 14, 2022, for their holdings as of March 14, 2022 (the “Radoff Filing”). Mr. Radoff reported having sole power to vote 1,422,100 shares of common stock and sole power to dispose of 1,422,100 shares of common stock. The Foundation reported having sole power to vote 133,500 shares of common stock and sole power to dispose of 133,500 shares of common stock. JEC II reported the sole power to vote 513,643 shares of common stock and sole power to dispose of 513,643 shares of common stock. The Trust reported having the sole power to vote 101,357 shares of common stock and the sole power to dispose of 101,357 shares of common stock. Mr. Torok reported having the sole power to vote 725,000 shares of common stock and the sole power to dispose of 725,000 shares of common stock. According to the Radoff Filing, each of the Radoff Entities may be deemed to be a member of a “group” with the other Radoff Entities for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 2,147,000 shares owned in the aggregate by the Radoff Entities. Each of the Radoff Entities disclaims beneficial ownership of the shares of common stock that he or it does not directly own. The address provided for Mr. Radoff is 2727 Kirby Drive, Unit 29L, Houston, Texas 77098.

(6)

As reported on Schedule 13G filed on February 10, 2022, for its holdings as of December 31, 2021. Yacktman Asset Management’s principal business office address is 6300 Bridgepoint Parkway, Building One, Suite 500, Austin, TX 78730.

(7)	Includes directors and current executive officers.

(8)	Based on 23,652,151 shares of common stock outstanding as of April 26, 2022.

  CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements provide the directors and executive officers with contractual rights to indemnification and expense advancement rights.

Other Related Party Transactions

Prior to its dissolution in February 2022, the Company owned approximately 55% of the outstanding capital stock of PEVM. Mr. Carter, one of our directors, was a director and President of PEVM until its dissolution. The Company historically provided funds necessary to cover the PEVM operations. During 2020 and 2021, the Company advanced approximately $40,000, and $10,000, respectively, for such purposes. As of November 11, 2021, PEVM owed the Company an aggregate of approximately $211,000 as a result of advances made by the Company.

In November 2019, PEVM entered into a sales contract to sell all of its assets, which include 48 patented and 5 unpatented claims totaling approximately 1,500 acres. The sale was completed on November 11, 2021 and resulted in liquidation of substantially all of PEVM’s remaining assets. Proceeds from the sale were used to repay the outstanding indebtedness PEVM owed to the Company. PEVM was legally dissolved on February 16, 2022.

In addition, two of Mr. Carter’s sons-in-law are non-executive salaried employees of the Company.

Related Party Transaction Policy

We have adopted a written Related Party Transactions Policy that sets forth the following policies and procedures for the review and approval or ratification of Related Party Transactions (as defined herein).

A “Related Person Transaction” is any transaction (including any material amendment or modification to a Related Party Transaction) in which the registrant was, or is to be, a participant and the amount involved exceeds $120,000, and in which any Related Party (as defined herein) had or will have a direct or indirect material interest.

A “Related Party” means:

•	a director (including any director nominee),

•	an executive officer,

•	a person known by the Company to be the beneficial owner of more than 5% of the Company’s common stock (a “5% stockholder”), or

•	a person known by the Company to be an immediate family member (as defined in the Related Party Transaction Policy) of any of the foregoing.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee has the responsibility to review Related Party Transactions.

Under the Related Party Transaction Policy, the Audit Committee will be provided with the details of each new, existing or proposed Related Party Transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to the Company and to the relevant Related Party. In determining whether to approve a Related Party Transaction, the Audit Committee will consider all relevant factors, including: (i) whether the terms of the transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party; (ii) whether there are business reasons for the transaction; (iii) whether the transaction would impair the independence of a non-employee director; and (iv) whether the transaction would present an improper conflict of interest for any director or executive officer given the specific facts and circumstances.

Upon completion of its review of a transaction, the Audit Committee may determine to permit or to prohibit the Related Party Transaction.

Our Related Party Transaction Policy is available on our website at ir.trecora.com.

  DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who beneficially own more than 10% of a registered class of its equity securities, file with the SEC reports of ownership and changes in ownership of its common stock and other equity securities. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us and/or written representations that no other reports were required, the Company believes that all filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were met for the fiscal year ended December 31, 2021. However, it was discovered that Mr. Carter previously failed to timely file two reports in prior fiscal years (a Form 5 in 2020 related to a charitable gift and a Form 4 in 2019 related to an award vesting event), which we are disclosing in this Proxy Statement pursuant to SEC regulations which require us to report any known failure to timely file a required form in any prior fiscal year. These transactions have subsequently been reported on an appropriate Section 16(a) report.

  STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR AT THE 2023 ANNUAL MEETING

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2023 Annual Meeting, the Corporate Secretary must receive the written proposal at 1650 Highway 6 South, Suite 190, Sugar Land, Texas 77478 no later than the close of business on [             ]. Such proposals also must comply with SEC regulations under Rule 14a–8 regarding the inclusion of stockholder proposals in company–sponsored proxy materials. If you desire to bring a matter before the 2023 Annual Meeting and the proposal is submitted outside the process of Rule 14a–8, you may use the procedures set forth in our Bylaws described below.

Our Bylaws provide that any stockholder of record who wishes to nominate persons for election to the Board or propose business at the 2023 Annual Meeting (not including a proposal submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a–8 described above) must deliver a notice of the matter under Section 1 of Article I of our Bylaws, and the notice must be received by our Corporate Secretary not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, any notice intended to be given by a stockholder under the advance notice provisions with respect to the 2023 Annual Meeting pursuant to our Bylaws must be received by our Corporate Secretary at the address listed above not later than the close of business on [             ], and not earlier than the close of business on [            ]. Limited exceptions apply if the date of the annual meeting is convened more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting. The notice must comply with the applicable requirements of the Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the SEC universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than Trecora’s nominees must provide notice that sets forth the information required by SEC Rule 14a-19 no later than [                    ].

  HOUSEHOLDING

The SEC permits a single Proxy Statement to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one Proxy Statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate Proxy Statement or set of proxy materials in the future, or if any such beneficial stockholder that elected to continue to receive separate Proxy Statement or set of proxy materials wishes to receive a single Proxy Statement or set of proxy materials in the future, that stockholder should contact Morrow Sodali at the address above or send a request to us care of the Corporate Secretary at 1650 Highway 6 South, Suite 190, Sugar Land, TX 77478. Telephone requests may be directed to (281) 980-5522. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

  OTHER BUSINESS

The Board does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in this Proxy Statement. If any other matters are properly introduced at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time, the individuals named in the enclosed proxy will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

Whether or not you expect to attend the Annual Meeting, please complete, date and sign and promptly return the accompanying BLUE proxy card in the enclosed postage paid envelope, or vote via the Internet or by telephone, so that your shares may be represented at the Annual Meeting.

By Order of the Board,

Michael W. Silberman
General Counsel and Corporate Secretary

APPENDIX A

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board, the Board’s nominees and certain officers and other employees of the Company are “participants” with respect to our solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors and Director Nominees

The names and present principal occupation of our directors and director nominees, each a Participant, are set forth below. Except as noted below, the business address for our current directors and director nominees is c/o Trecora Resources, 1650 Hwy 6 S, Suite 190, Sugar Land, TX 77478.

Name	Present Principal Occupation
Karen A. Twitchell	Chair of the Board, Trecora Resources
Patrick D. Quarles	President, Chief Executive Officer and Director, Trecora Resources
Gary K. Adams	Director, Trecora Resources Director, Phillips 66, 2331 CityWest Boulevard, Houston, TX 77042
Pamela R. Butcher	Director, Pilot Chemical Corp., 9075 Centre Pointe Drive, Suite 400, West Chester, OH 45069 Director, Trecora Resources Director, PDC Energy Inc., 1775 Sherman Street, Suite 3000, Denver, CO 80203
Nicholas N. Carter	Director, Trecora Resources
Adam Peakes	Executive Vice President and Chief Financial Officer, Hornblower Group, Pier 3, The Embarcadero, San Francisco, CA 94105
Janet Roemer	Director, Trecora Resources

Officers and Employees

The names and present principal occupations of our executive officers and employees who are Participants are set forth below. The business address for each such executive officer or employee is c/o Trecora Resources, 1650 Hwy 6 S, Suite 190, Sugar Land, TX 77478. His present principal occupation is stated below.

Name	Present Principal Occupation
Patrick D. Quarles	President, Chief Executive Officer and Director
S. Sami Ahmad	Chief Financial Officer and Treasurer
Dr. Peter M. Loggenberg	Chief Commercial and Sustainability Officer
Rafael Pons	Chief Manufacturing Officer
Michael W. Silberman	General Counsel and Corporate Secretary

Information Regarding Ownership of the Company’s Securities by Participants

The number of the Company’s securities beneficially owned by the Participants as of [                    ], 2022 is set forth in the section entitled “Other Information—Stock Ownership” in this Proxy Statement.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by the Participants within the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Title of Security	Number of Shares	Transactions
Patrick D. Quarles
	03/18/2022	Restricted Stock Unit	(16,859)	Exercise or Conversion of Derivative Security
	03/18/2022	Common Stock	16,859	Exercise or Conversion of Derivative Security
	03/18/2022	Common Stock	(5,901)	Payment of Exercise Price or Tax Liability
	02/25/2022	Restricted Stock Unit	(21,443)	Exercise or Conversion of Derivative Security
	02/25/2022	Common Stock	21,443	Exercise or Conversion of Derivative Security
	02/25/2022	Common Stock	(7,505)	Payment of Exercise Price or Tax Liability
	02/16/2022	Restricted Stock Unit	109,550	Grant, Award or Other Acquisition
	02/15/2022	Restricted Stock Unit	(14,085)	Exercise or Conversion of Derivative Security
	02/15/2022	Common Stock	14,085	Exercise or Conversion of Derivative Security
	02/15/2022	Common Stock	(4,930)	Payment of Exercise Price or Tax Liability
	02/13/2022	Restricted Stock Unit	(20,769)	Exercise or Conversion of Derivative Security
	02/13/2022	Common Stock	20,769	Exercise or Conversion of Derivative Security
	02/13/2022	Common Stock	(7,269)	Payment of Exercise Price or Tax Liability
	12/03/2021	Restricted Stock Unit	(25,000)	Exercise or Conversion of Derivative Security
	12/03/2021	Common Stock	25,000	Exercise or Conversion of Derivative Security
	12/03/2021	Common Stock	(7,500)	Payment of Exercise Price or Tax Liability
	02/25/2021	Restricted Stock Unit	128,659	Grant, Award or Other Acquisition
	02/15/2021	Restricted Stock Unit	(14,085)	Exercise or Conversion of Derivative Security
	02/15/2021	Common Stock	14,085	Exercise or Conversion of Derivative Security
	02/15/2021	Common Stock	(4,930)	Payment of Exercise Price or Tax Liability
	02/13/2021	Restricted Stock Unit	(20,769)	Exercise or Conversion of Derivative Security
	02/13/2021	Common Stock	20,769	Exercise or Conversion of Derivative Security
	02/13/2021	Common Stock	(7,269)	Payment of Exercise Price or Tax Liability
	12/03/2020	Restricted Stock Unit	(25,000)	Exercise or Conversion of Derivative Security
	12/03/2020	Common Stock	25,000	Exercise or Conversion of Derivative Security
	12/03/2020	Common Stock	(7,500)	Payment of Exercise Price or Tax Liability
S. Sami Ahmad
	03/18/2022	Restricted Stock Unit	(3,900)	Exercise or Conversion of Derivative Security
	03/18/2022	Common Stock	3,900	Exercise or Conversion of Derivative Security
	03/18/2022	Common Stock	(1,170)	Payment of Exercise Price or Tax Liability
	02/25/2022	Restricted Stock Unit	(4,371)	Exercise or Conversion of Derivative Security
	02/25/2022	Common Stock	4,371	Exercise or Conversion of Derivative Security
	02/25/2022	Common Stock	(1,311)	Payment of Exercise Price or Tax Liability
	02/16/2022	Restricted Stock Unit	22,334	Grant, Award or Other Acquisition
	02/15/2022	Restricted Stock Unit	(3,259)	Exercise or Conversion of Derivative Security
	02/15/2022	Common Stock	3,259	Exercise or Conversion of Derivative Security
	02/15/2022	Common Stock	(978)	Payment of Exercise Price or Tax Liability
	02/13/2022	Restricted Stock Unit	(4,858)	Exercise or Conversion of Derivative Security
	02/13/2022	Common Stock	4,858	Exercise or Conversion of Derivative Security
	02/13/2022	Common Stock	(1,457)	Payment of Exercise Price or Tax Liability
	02/25/2021	Restricted Stock Unit	26,230	Grant, Award or Other Acquisition
	02/20/2021	Restricted Stock Unit	(2,335)	Exercise or Conversion of Derivative Security
	02/20/2021	Common Stock	2,335	Exercise or Conversion of Derivative Security
	02/20/2021	Common Stock	(701)	Payment of Exercise Price or Tax Liability
	02/15/2021	Restricted Stock Unit	(3,258)	Exercise or Conversion of Derivative Security
	02/15/2021	Common Stock	3,258	Exercise or Conversion of Derivative Security
	02/15/2021	Common Stock	(977)	Payment of Exercise Price or Tax Liability
	02/13/2021	Restricted Stock Unit	(4,858)	Exercise or Conversion of Derivative Security
	02/13/2021	Common Stock	4,858	Exercise or Conversion of Derivative Security
	02/13/2021	Common Stock	(1,457)	Payment of Exercise Price or Tax Liability
	06/16/2020	Restricted Stock Unit	(2,347)	Exercise or Conversion of Derivative Security
	06/16/2020	Common Stock	2,347	Exercise or Conversion of Derivative Security
	06/16/2020	Common Stock	(587)	Payment of Exercise Price or Tax Liability

Name	Date	Title of Security	Number of Shares	Transactions
Peter M. Loggenberg
	03/18/2022	Restricted Stock Unit	(3,845)	Exercise or Conversion of Derivative Security
	03/18/2022	Common Stock	3,845	Exercise or Conversion of Derivative Security
	03/18/2022	Common Stock	(1,269)	Payment of Exercise Price or Tax Liability
	02/25/2022	Restricted Stock Unit	(4,164)	Exercise or Conversion of Derivative Security
	02/25/2022	Common Stock	4,164	Exercise or Conversion of Derivative Security
	02/25/2022	Common Stock	(1,374)	Payment of Exercise Price or Tax Liability
	02/16/2022	Restricted Stock Unit	21,273	Grant, Award or Other Acquisition
	02/15/2022	Restricted Stock Unit	(3,212)	Exercise or Conversion of Derivative Security
	02/15/2022	Common Stock	3,212	Exercise or Conversion of Derivative Security
	02/15/2022	Common Stock	(1,060)	Payment of Exercise Price or Tax Liability
	02/13/2022	Restricted Stock Unit	(4,630)	Exercise or Conversion of Derivative Security
	02/13/2022	Common Stock	4,630	Exercise or Conversion of Derivative Security
	02/13/2022	Common Stock	(1,528)	Payment of Exercise Price or Tax Liability
	02/12/2022	Restricted Stock Unit	(1,467)	Exercise or Conversion of Derivative Security
	02/12/2022	Common Stock	1,467	Exercise or Conversion of Derivative Security
	02/12/2022	Common Stock	(484)	Payment of Exercise Price or Tax Liability
	02/25/2021	Restricted Stock Unit	24,983	Grant, Award or Other Acquisition
	02/20/2021	Restricted Stock Unit	(2,720)	Exercise or Conversion of Derivative Security
	02/20/2021	Common Stock	2,720	Exercise or Conversion of Derivative Security
	02/20/2021	Common Stock	(898)	Payment of Exercise Price or Tax Liability
	02/15/2021	Restricted Stock Unit	(3,212)	Exercise or Conversion of Derivative Security
	02/15/2021	Common Stock	3,212	Exercise or Conversion of Derivative Security
	02/15/2021	Common Stock	(1,060)	Payment of Exercise Price or Tax Liability
	02/13/2021	Restricted Stock Unit	(4,630)	Exercise or Conversion of Derivative Security
	02/13/2021	Common Stock	4,630	Exercise or Conversion of Derivative Security
	02/13/2021	Common Stock	(1,528)	Payment of Exercise Price or Tax Liability
	02/12/2021	Restricted Stock Unit	(1,466)	Exercise or Conversion of Derivative Security
	02/12/2021	Common Stock	1,466	Exercise or Conversion of Derivative Security
	02/12/2021	Common Stock	(484)	Payment of Exercise Price or Tax Liability
	06/16/2020	Restricted Stock Unit	(2,842)	Exercise or Conversion of Derivative Security
	06/16/2020	Common Stock	2,842	Exercise or Conversion of Derivative Security
	06/16/2020	Common Stock	(853)	Payment of Exercise Price or Tax Liability
Rafael Pons
	02/25/2022	Restricted Stock Unit	(3,204)	Exercise or Conversion of Derivative Security
	02/25/2022	Common Stock	3,204	Exercise or Conversion of Derivative Security
	02/25/2022	Common Stock	(961)	Payment of Exercise Price or Tax Liability
	02/16/2022	Restricted Stock Unit	19,732	Grant, Award or Other Acquisition
	02/13/2022	Restricted Stock Unit	(2,308)	Exercise or Conversion of Derivative Security
	02/13/2022	Common Stock	2,308	Exercise or Conversion of Derivative Security
	02/13/2022	Common Stock	(692)	Payment of Exercise Price or Tax Liability
	05/15/2021	Restricted Stock Unit	30,765	Initial Statement of Beneficial Ownership
Michael W. Silberman
	02/25/2022	Restricted Stock Unit	(4,184)	Exercise or Conversion of Derivative Security
	02/25/2022	Common Stock	4,184	Exercise or Conversion of Derivative Security
	02/25/2022	Common Stock	(1,172)	Payment of Exercise Price or Tax Liability
	02/16/2022	Restricted Stock Unit	21,377	Grant, Award or Other Acquisition
	02/13/2022	Restricted Stock Unit	(2,674)	Exercise or Conversion of Derivative Security
	02/13/2022	Common Stock	2,674	Exercise or Conversion of Derivative Security
	02/13/2022	Common Stock	(749)	Payment of Exercise Price or Tax Liability
	06/01/2021	Restricted Stock Unit	(12,288)	Exercise or Conversion of Derivative Security
	06/01/2021	Common Stock	12,288	Exercise or Conversion of Derivative Security
	06/01/2021	Common Stock	(4,301)	Payment of Exercise Price or Tax Liability
	02/25/2021	Restricted Stock Unit	25,105	Grant, Award or Other Acquisition
	02/13/2021	Restricted Stock Unit	(2,673)	Exercise or Conversion of Derivative Security
	02/13/2021	Common Stock	2,673	Exercise or Conversion of Derivative Security
	02/13/2021	Common Stock	(668)	Payment of Exercise Price or Tax Liability
	06/01/2020	Restricted Stock Unit	36,866	Grant, Award or Other Acquisition
	06/01/2020	Restricted Stock Unit	16,042	Grant, Award or Other Acquisition
Nicholas Carter
	11/05/2021	Common Stock	(50,000)	Bona fide gift
	10/07/2021	Common Stock	(30,000)	Bona fide gift
	05/18/2021	Restricted Stock Unit	(13,251)	Exercise or Conversion of Derivative Security
	05/18/2021	Common Stock	13,251	Exercise or Conversion of Derivative Security
	05/14/2021	Restricted Stock Unit	10,533	Grant, Award or Other Acquisition
	05/18/2020	Restricted Stock Unit	13,251	Grant, Award or Other Acquisition

Name	Date	Title of Security	Number of Shares	Transactions
Janet S. Roemer
	05/18/2021	Restricted Stock Unit	(13,251)	Exercise or Conversion of Derivative Security
	05/18/2021	Common Stock	13,251	Exercise or Conversion of Derivative Security
	05/18/2021	Common Stock	(3,975)	Payment of Exercise Price or Tax Liability
	05/14/2021	Restricted Stock Unit	10,533	Grant, Award or Other Acquisition
	05/18/2020	Restricted Stock Unit	13,251	Grant, Award or Other Acquisition
	05/16/2020	Restricted Stock Unit	(682)	Exercise or Conversion of Derivative Security
	05/16/2020	Common Stock	682	Exercise or Conversion of Derivative Security
Karen A. Twitchell
	05/18/2021	Restricted Stock Unit	(13,251)	Exercise or Conversion of Derivative Security
	05/18/2021	Common Stock	13,251	Exercise or Conversion of Derivative Security
	05/14/2021	Restricted Stock Unit	13,011	Grant, Award or Other Acquisition
	05/19/2020	Restricted Stock Unit	(6,000)	Exercise or Conversion of Derivative Security
	05/19/2020	Common Stock	6,000	Exercise or Conversion of Derivative Security
	05/18/2020	Restricted Stock Unit	13,251	Grant, Award or Other Acquisition
Gary K. Adams
	05/18/2021	Restricted Stock Unit	(13,251)	Exercise or Conversion of Derivative Security
	05/18/2021	Common Stock	13,251	Exercise or Conversion of Derivative Security
	05/14/2021	Restricted Stock Unit	10,533	Grant, Award or Other Acquisition
	05/18/2020	Restricted Stock Unit	13,251	Grant, Award or Other Acquisition
	05/16/2020	Restricted Stock Unit	(3,073)	Exercise or Conversion of Derivative Security
	05/16/2020	Common Stock	3,073	Exercise or Conversion of Derivative Security
Adam C. Peakes
	05/18/2021	Restricted Stock Unit	(13,251)	Exercise or Conversion of Derivative Security
	05/18/2021	Common Stock	13,251	Exercise or Conversion of Derivative Security
	05/18/2021	Common Stock	(3,975)	Payment of Exercise Price or Tax Liability
	05/14/2021	Restricted Stock Unit	10,533	Grant, Award or Other Acquisition
	05/18/2020	Restricted Stock Unit	13,251	Grant, Award or Other Acquisition
	05/16/2020	Restricted Stock Unit	(682)	Exercise or Conversion of Derivative Security
	05/16/2020	Common Stock	682	Exercise or Conversion of Derivative Security
Pamela R. Butcher
	05/18/2021	Restricted Stock Unit	(13,251)	Exercise or Conversion of Derivative Security
	05/18/2021	Common Stock	13,251	Exercise or Conversion of Derivative Security
	05/14/2021	Restricted Stock Unit	10,533	Grant, Award or Other Acquisition
	05/18/2020	Restricted Stock Unit	13,251	Grant, Award or Other Acquisition
	05/16/2020	Restricted Stock Unit	(3,139)	Exercise or Conversion of Derivative Security
	05/16/2020	Common Stock	3,139	Exercise or Conversion of Derivative Security

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, none of the Participants or their associates (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, or owns of record but not beneficially, any shares of common stock or other securities of the Company or any of its subsidiaries, (ii) beneficially owns, directly or indirectly, securities of any parent or subsidiary of the Company or (iii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting (other than as a director, director nominee or executive officer acting solely in that capacity). Other than as set forth in this Appendix A or elsewhere in this proxy statement and based on the information provided by each Participant, no part of the purchase price or market value of any of the securities in this Appendix A is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. In addition, neither the Company nor any of the Participants listed above is now or has been within the past year a party to any contract, arrangement, or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. No Participant has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) during the past ten years.

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Company nor any of the Participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) any contract, arrangements or understandings with any person with respect to any securities of the registrant, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Participants nor any of their immediate family members have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

APPENDIX B

Reconciliation of Non-GAAP Measures

We include in this Proxy Statement the non-GAAP financial measures of EBITDA from continuing operations and Adjusted EBITDA from continuing operations and provide reconciliations from our most directly comparable GAAP financial measure to those measures.

We believe these financial measures provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We also believe that such non-GAAP measures, when read in conjunction with our operating results presented under GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. These measures are not measures of financial performance or liquidity under GAAP and should be considered in addition to, and not as a substitute for, analysis of our results under GAAP.

We define EBITDA from continuing operations as net income (loss) from continuing operations plus interest expense, income tax expense (benefit), and depreciation and amortization. We define Adjusted EBITDA from continuing operations as EBITDA from continuing operations net of the impact of items we do not consider indicative of our ongoing operating performance, including share-based compensation, gains or losses on disposal of assets, gains or losses on extinguishment of debt and costs for professional services associated with M&A and strategic initiatives.

The following table presents a reconciliation of net income, our most directly comparable GAAP financial performance measure for the fiscal year ended December 31, 2021, to EBITDA from continuing operations and Adjusted EBITDA from continuing operations.

2021

Net income	$4,963

Income from discontinued operations, net of tax	—

Income from continuing operations	4,963

Interest expense	1,205

Derivative (gains) losses on interest rate swap	—

Depreciation and amortization	17,297

Income tax benefit*	(2,364)

EBITDA from continuing operations	21,101

Share-based compensation**	2,247

Gain on disposal of assets	(279)

Impairment of goodwill and certain intangibles	—

Gain on extinguishment of debt	(6,123)

Restructuring and severance expenses	—

Professional services associated with M&A and strategic initiatives	4,655

Adjusted EBITDA from continuing operations	$21,601

* The Company estimated current taxable income to be zero and calculated deferred taxes using a statutory rate of 21% based on the enacted tax rate. See Note 16 to the Consolidated Financial Statements contained in our 2021 Form 10-K.

** Reduced to reflect amount included in Restructuring and severance expenses.

TRECORA RESOURCES 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD [    ] 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints [    ] and [    ] (together, the “Proxies”), and each of them acting individually or in the absence of others, with full power of substitution and re-substitution and all powers that the undersigned would possess if personally present, as proxies to vote all of the shares of common stock of Trecora Resources (the “Company”) that the undersigned is entitled to vote at the 2022 Annual Meeting of Stockholders (including any adjournments, postponements, or continuations thereof, the “Annual Meeting”) of the Company to be held virtually on [    ], 2022, at [    ]:00 [a/p].m., Central Time. By signing this proxy, the undersigned acknowledges receipt of the Notice of Annual Meeting and of the accompanying Proxy Statement, the terms of which are incorporated by reference herein, and revokes any proxy previously given by the undersigned with respect to the Annual Meeting. THIS BLUE PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE AS TO ANY ITEM, THIS PROXY WILL BE VOTED “FOR ALL” OF THE NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, AND, TO THE EXTENT AUTHORIZED UNDER RULE 14A-4(C) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IN THE DISCRETION OF THE PROXIES NAMED HEREIN WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT, OR CONTINUATION THEREOF. IMPORTANT – PLEASE MARK, SIGN, DATE AND RETURN YOUR BLUE PROXY CARD PROMPTLY. THANK YOU FOR VOTING. (Continued and to be dated and signed on reverse side) SEE REVERSE SIDE BLUE PROXY 5TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE YOUR BLUE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED5 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting The Notice and Proxy Statement and Annual Report are available at: www.proxyvoting.com/TREC

THIS BLUE PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED     The Board of Directors unanimously recommends a vote “FOR ALL” of the nominees listed in Proposal 1 and “FOR” Proposals 2 and 3. 1. Election of six directors to serve until the 2023 Annual Meeting of Stockholders of the Company and until such directors’ successors shall have been elected and qualified. Nominees: 2. Ratification of the appointment of BKM Sowan Horan, LLP as our independent registered public accounting firm for the Advisory 2022 vote fiscal to year; approve the compensation of our named 3. executive officers 01. Gary K. Adams 02. Pamela R. Butcher 03. Adam C. Peakes 04. Patrick D. Quarles 05. Janet S Roemer 06. Karen A. Twitchell Please mark vote as indicated in this example FOR AGAINST ABSTAIN FOR ALL WITHHOLD ALL FOR ALL EXCEPT We will also transact any other business that may properly come before the meeting, and any adjournment postponement, or continuation of the meeting. Date (Signature) (Signature if held jointly) When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in full partnership name by an authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE 5 TO VOTE BY MAIL, PLEASE DETACH HERE, MARK, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED5 Internet and Telephone voting is available through 11:59 P.M. Eastern Daylight Time on [     ], 2022. TO AUTHORIZE YOUR PROXY BY TELEPHONE OR INTERNET QUICK EASY IMMEDIATE Your telephone or internet proxy authorizes the Proxies to vote your shares in the same manner as if you marked, signed and returned your BLUE proxy card. AUTHORIZE YOUR PROXY BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/TREC. You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form. AUTHORIZE YOUR PROXY BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form. Call To ll Free [ ] There is NO CHARGE to you for this call CONTROL NUMBER for Telephone/Internet Proxy Authorization